UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VALVOLINE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ACCELERATING INTO THE FUTURE

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NOTICE OF 2018 ANNUAL MEETING AND PROXY STATEMENT

Wednesday, January 31, 2018
11:00 a.m. Eastern Time (ET)

Valvoline Inc.
100 Valvoline Way
Lexington, KY 40509

Valvoline™

100 Valvoline Way

Lexington, KY 40509

December 15, 2017

Dear Valvoline Inc. Shareholder:

On behalf of our Board of Directors and management, we cordially invite you to attend the 2018 Annual Meeting of Shareholders of Valvoline Inc. The meeting will be held on Wednesday, January 31, 2018, at 11:00 a.m. (ET), at Valvoline’s principal office, 100 Valvoline Way, Lexington, KY 40509.

We are pleased to provide access to our proxy materials via the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this Proxy Statement, a proxy card and our 2017 Annual Report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe that this approach provides a convenient way for you to access our proxy materials and vote your shares, while reducing the costs of printing and distributing our proxy materials and conserving natural resources.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We encourage you to promptly vote and submit your proxy via the Internet or by telephone using the instructions on the Notice, or, if you received paper copies of the proxy materials, you may also vote by following the instructions on the proxy card and signing and returning it in the pre-addressed postage-paid envelope provided for your convenience. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

We appreciate your continued confidence in Valvoline and look forward to seeing you at the meeting.

Sincerely,

Samuel J. Mitchell, Jr. Chief Executive Officer	Stephen F. Kirk Chairman of the Board

Notice of Annual Meeting of Shareholders

Date

Wednesday, January 31, 2018

Time

11:00 a.m. (ET)

Place

Valvoline Inc.

100 Valvoline Way

Lexington, KY 40509

Record Date

December 4, 2017

Agenda
➊	Election of seven members of our Board of Directors;
➋	Ratification of the appointment of our independent registered public accounting firm;
➌	Non-binding advisory resolution approving our executive compensation;
➍	Approval of the Valvoline Inc. Employee Stock Purchase Plan; and
➎	Consideration and transaction of any other business properly brought before the meeting.

You can vote one of the following ways

Internet
Visit the website listed on your proxy card to vote VIA THE INTERNET

Telephone
Call the telephone number specified on your proxy card to vote BY TELEPHONE

Mail
Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

In Person
Attend the Annual Meeting to vote IN PERSON

To Our Shareholders:

Your vote is very important. Please submit your vote as soon as possible. Follow voting instructions in your proxy materials when voting via the internet, by telephone or by mail. Submitting your proxy by one of these methods ensures your representation at the Annual Meeting regardless of whether you attend.

Only shareholders of record at the close of business on December 4, 2017, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Julie M. O’Daniel

Senior Vice President, General Counsel

and Corporate Secretary

Lexington, Kentucky

December 15, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 31, 2018.

This Proxy Statement and our 2017 Annual Report to Shareholders are available at

http://investors.valvoline.com/financial-reports/proxy.

2018 PROXY STATEMENT

1	Questions and Answers About the Annual Meeting

16	Corporate Governance
16	Valvoline’s Board of Directors
16	Composition
16	Leadership Structure
16	Independence
17	Committees
20	Compensation Committee Interlocks and Insider Participation
20	The Board’s Operations
20	The Board’s Role in Risk Oversight
21	Other Governance Policies and Practices
21	Overview of Governance Principles
21	Related Person Transaction Policy
22	Section 16(a) Beneficial Ownership Reporting Compliance
22	Communication with Directors
22	Attendance at Annual Meeting
23	Shareholder Recommendations for and Nominations of Directors
23	Certain Relationships and Related Person Transactions
23	Relationship with Ashland

29	Executive Compensation
50	Summary Compensation Table
52	Grants of Plan-Based Awards for Fiscal 2017
53	Outstanding Equity Awards at Fiscal 2017 Year-End
54	Option Exercises and Stock Vested for Fiscal 2017
55	Pension Benefits for Fiscal 2017
59	Non-Qualified Deferred Compensation for Fiscal 2017
60	Potential Payments upon Termination or Change in Control for Fiscal 2017 Table

65	Compensation of Directors
65	Fiscal 2017 Director Compensation Program

67	Audit Committee Matters
67	Policy on Pre-Approval of Audit Firm Services
67	Audit Committee Report

69	Miscellaneous
69	Stock Ownership Information
69	Stock Ownership of Directors, Director Nominees and Executive Officers
70	Stock Ownership of Certain Beneficial Owners
71	Equity Compensation Plan Information
71	Proxy Solicitation Costs
72	Shareholder Proposals for the 2019 Annual Meeting
72	Other Matters

A-1	Appendix A - Valvoline Inc. Employee Stock Purchase Plan

Proxy Voting Matters
Page
5	Proposal One - Election of Directors
10	Proposal Two - Ratification of Independent Registered Public Accounting Firm
11	Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation
12	Proposal Four - Approval of the Valvoline Inc. Employee Stock Purchase Plan

Compensation Discussion and Analysis
Page
29	Introduction
30	Executive Summary
30	Impact of Separation
31	2017 Highlights
32	Compensation Philosophy
33	Pay for Performance
35	What We Do vs. What We Don’t Do
35	Elements of Valvoline’s Executive Compensation Program
36	How We Make Pay Decisions
36	Role of Consultant
36	Peer Group
38	Benchmarking / Survey Data
38	Internal Pay Equity
38	“Say on Pay”
38	Compensation Decisions for Fiscal 2017
38	Base Salary
39	Annual Incentive
40	Long-term Incentive
43	Other Benefits and Perquisites
43	Health and Welfare Benefits
44	Executive Perquisites
44	Post-termination
44	Retirement Benefits
44	Severance Benefits
45	Change-in-Control Benefits
47	Governance Policies and Practices
47	Clawback Policy
47	Stock Ownership Guidelines
47	Anti-Hedging / Anti-Pledging Policy
48	Risk Assessment
48	Compensation Decisions for Fiscal 2018
49	Deductibility of Compensation
49	Report of the Compensation Committee

2018 PROXY STATEMENT

Questions and Answers About the Annual Meeting

∎	Why did I receive these proxy materials?

You are invited to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Valvoline Inc. (“Valvoline,” the “Company,” “we,” “us,” and “our”) and vote on the proposals described in this Proxy Statement because you were a shareholder of record of Valvoline common stock, par value $0.01 per share (“Common Stock”), as of the close of business on December 4, 2017 (the “Record Date”), the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Valvoline is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

The Annual Meeting is being held at 11:00 a.m. (ET) on January 31, 2018, at Valvoline’s principal office, 100 Valvoline Way, Lexington, KY 40509.

∎	What is included in these proxy materials?

•	The Notice of Annual Meeting of Shareholders;

•	This Proxy Statement for the Annual Meeting; and

•	Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 (the “2017 Annual Report”).

If you received printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

∎	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Notice of Annual Meeting of Shareholders and Proxy Statement, together with our 2017 Annual Report, by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to shareholders starting on or around December 15, 2017.

∎	How do I access the proxy materials?

The Notice will provide you with instructions regarding how to view Valvoline’s proxy materials for the Annual Meeting, including this Proxy Statement and the 2017

Annual Report, on the Internet. The Notice also instructs you on how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

∎	Who can attend the Annual Meeting?

Each shareholder of record of Valvoline as of the Record Date is invited to attend the Annual Meeting, although seating is limited. If your shares are held in the name of a broker, bank or other nominee, you will need to bring valid photo identification, such as a driver’s license or passport, and an account statement, proxy or letter from that nominee that confirms you are the beneficial owner of those shares as of the Record Date.

∎	Who may vote at the Annual Meeting?

Only shareholders of record of Valvoline as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote their shares at the Annual Meeting. As of the Record Date, there were 201,836,337 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles the shareholder to one vote on each matter properly brought before the Annual Meeting.

∎	What am I voting on?

At our Annual Meeting, shareholders will consider and vote on the following matters:

•	Election of seven members of our Board of Directors: Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, and Mary J. Twinem, to serve until our 2019 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

•	Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the 2018 fiscal year;

•	Non-binding advisory resolution approving our executive compensation;

•	Approval of the Valvoline Inc. Employee Stock Purchase Plan; and

•	Consideration and transaction of any other business properly brought before the Annual Meeting.

2018 PROXY STATEMENT 1

∎	How can I vote?

If you are a registered shareholder as of the Record Date, you can vote (i) by attending the Annual Meeting, (ii) by following the instructions on the proxy card for voting by telephone or Internet or (iii) by signing, dating and mailing in your proxy card. If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Samuel J. Mitchell, Jr. or Julie M. O’ Daniel, as individuals named on the proxy card, will cast the votes represented by such proxy card (i) FOR the election of each of the seven director nominees, (ii) FOR the ratification of EY as our independent registered public accounting firm for the 2018 fiscal year, (iii) FOR the non-binding advisory resolution approving our executive compensation, and (iv) FOR the approval of the Valvoline Inc. Employee Stock Purchase Plan.

∎	How do I vote shares attributable to the units of Valvoline Common Stock Fund credited to my account in the Valvoline Inc. 401(k) Plan, Ashland Savings Plan, Ashland ISP 401(k) Plan, or the Ashland Union Plan?

If you are a participant in the Valvoline Inc. 401(k) Plan, Ashland Savings Plan, Ashland ISP 401(k) Plan, or the Ashland Union Plan and are invested in the Valvoline Common Stock Fund within such plans as of the Record Date, you are entitled to instruct the trustee of such plans, Fidelity Management Trust Company, on how to vote any shares attributable to the units of Valvoline Common Stock credited to your account. The trustee will vote such shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by no later than 6:00 a.m. (ET) on January 29, 2018. If you do not provide instructions by that time, the shares attributable to the units of Valvoline Common Stock credited to your account will be voted by the trustee in accordance with the rules of each plan.

∎	What shares are included on the proxy card?

Your proxy card represents all shares of Common Stock that are registered in your name. If your shares are held through a broker, bank or other nominee, you will receive either a voting instruction form or a proxy card from your broker, bank or other nominee instructing you on how to vote your shares.

∎	Can I change my vote once I vote by mail, by telephone or over the Internet?

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying our Corporate Secretary in writing, (b) returning a later-dated proxy card or (c) entering a later dated telephone or Internet vote; or (2) by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have previously given.

If your shares are held through a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote.

∎	Who will count the vote?

A representative of Corporate Election Services will serve as the inspector of election for the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast by proxy and in person.

∎	Is my vote confidential?

Yes. Your vote is confidential.

∎	What constitutes a quorum?

As of the Record Date, 201,836,337 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. A majority of the shares issued and outstanding and entitled to be voted at the Annual Meeting must be present in person or by proxy to constitute a quorum to transact business at the Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining whether a quorum exists.

2	2018 PROXY STATEMENT

∎	What vote is required for approval of each matter to be considered at the Annual Meeting?

•	Election of directors—Pursuant to Article V of our Amended and Restated Articles of Incorporation (“Articles”), a director nominee will be deemed elected if the number of votes cast “for” that director nominee exceeds the number of votes cast “against” that director nominee.

•	Ratification of independent registered public accounting firm—The appointment of EY will be deemed ratified if the number of votes cast “for” its ratification exceeds the number of votes cast “against” it.

•	Non-binding advisory resolution approving our executive compensation—The non-binding advisory resolution approving our executive compensation will be deemed passed if the number of votes cast “for” the resolution exceed the number of votes cast “against” it.

•	Approval of the Valvoline Inc. Employee Stock Purchase Plan—The Valvoline Inc. Employee Stock Purchase Plan will be approved if the votes cast “for” approval exceed the votes cast “against” it.

∎	What is a Broker Non-Vote?

If your shares are held by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is referred to as a “broker non-vote.” Broker non-votes are counted as present in determining whether a quorum exists at the Annual Meeting, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

Under the NYSE rules, your broker has discretionary authority to vote your shares on the ratification of Valvoline’s independent registered public accounting firm, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote on executive compensation, or the approval of the Employee Stock Purchase Plan, without instructions from you. If you do not instruct your broker on these discretionary matters, a broker non-vote will occur and your shares will not be voted on these matters.

∎	Who will pay for the cost of this Proxy Solicitation?

The Company is making this proxy solicitation and will bear the cost of soliciting proxies. In addition to these proxy materials, the solicitation of proxies may be made in person, by telephone or by other electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Georgeson LLC to assist in the solicitation for estimated fees of $10,500 plus reasonable out-of-pocket expenses. We may also reimburse brokers, banks, or other agents for the cost of forwarding proxy materials to beneficial owners.

∎	Can I access the Company’s Proxy Statement and Annual Report electronically?

Yes. This Proxy Statement and the 2017 Annual Report are available on our investor relations website at http://investors.valvoline.com/financial-reports/proxy, and at the SEC’s website, http://www.sec.gov.

∎	Does the Company offer an opportunity to receive future proxy materials electronically?

Yes. If you wish to view Valvoline’s future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, by mail or in person, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing our proxy materials and annual reports to you beginning next year and will instead send you an e-mail message notifying you of the Internet address or addresses where you may access such proxy materials and annual reports and vote your shares.

2018 PROXY STATEMENT 3

∎	Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the Annual Meeting. We will report the final results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results. You can obtain a copy of the Form 8-K from our investor relations website at http://investors.valvoline.com/sec-filings, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

4	2018 PROXY STATEMENT

Proposal One - Election of Directors

Proposal and Required Vote

Our Board currently consists of the following eight members all of whom were elected at the 2017 Annual Meeting of Shareholders: Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, Mary J. Twinem and William A. Wulfsohn. At the end of Valvoline’s fiscal year on September 30, 2017, Mr. Wulfsohn retired as Chairman of our Board and notified the Board that he would not stand for re-election upon the expiration of his term as a director at the Annual Meeting. Each of the other seven directors on the current Board has been nominated for election at the Annual Meeting. The Board has resolved to reduce its size from eight to seven members effective as of the date of the Annual Meeting to eliminate the vacancy that would otherwise result from Mr. Wulfsohn’s decision not to stand for re-election. See the “Corporate Governance—Valvoline’s Board of Directors” section of this Proxy Statement for further information about the structure, operations and roles of our Board. The Governance and Nominating Committee (“G&N Committee”) of our Board has confirmed that all seven nominees will be available to serve as directors upon election and recommends their election.

Directors are elected at each annual meeting of shareholders and hold office until the following annual meeting of shareholders and until their successors have been elected and qualified. Pursuant to our Articles, a director nominee in an uncontested election must receive the affirmative vote of a majority of votes cast with respect to that director nominee in order to be elected to our Board. Therefore, to be elected at the Annual Meeting, a director nominee must receive more votes cast “for” his or her election than votes cast “against” his or her election. Abstentions and broker non-votes will not be counted as votes cast. Nominees elected at the Annual Meeting will serve until our 2019 Annual Meeting of Shareholders and will hold office until their successors are elected and qualified.

Pursuant to the Board’s resignation policy in our Corporate Governance Guidelines (published on our website at http://investors.valvoline.com/governance), any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election will tender his or her resignation for consideration by the Board no later than two weeks following the certification of the shareholder vote. The Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the shareholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. Each of the current members of our Board, other than Mr. Wulsohn, has been nominated for election at the Annual Meeting and has agreed to abide by this policy.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR each of the seven nominees named in this Proxy Statement. Should any of the nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

Information Concerning Director Nominees

The seven individuals nominated for election as directors at the Annual Meeting are Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby and Mary J. Twinem. Each of these nominees is currently a member of our Board and has agreed to stand for election. Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Board believes provide the Company with perspective and judgment needed to guide, monitor and execute its strategies.

2018 PROXY STATEMENT 5

Richard J. Freeland President and Chief Operating Officer of Cummins Inc. Director since: 2016 Age: 60 Committees: Governance & Nominating Compensation

Professional Experience:

Mr. Freeland has served as a Director of Valvoline since September 2016. Mr. Freeland is also President and Chief Operating Officer of Cummins Inc., a diesel engine and components manufacturer, since July 2014. Prior to that position, Mr. Freeland served as Vice President and President of the Engine Business of Cummins Inc. from 2010 until 2014 and served in various other roles since joining Cummins Inc. in 1979.

Education:

Mr. Freeland holds a Bachelor of Science degree in industrial management from the Krannert School of Management and a Master’s in Business Administration from Indiana University.

Qualifications:

As the President and Chief Operating Officer of Cummins Inc., Mr. Freeland’s experience and knowledge in the areas of product development, manufacturing, marketing and sales provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of Sauer-Danfoss.

Stephen F. Kirk

Chairman of Valvoline effective October 1, 2017; Former Senior Vice President and Chief Operating Officer of The Lubrizol Corporation

Director since: 2016

Age: 68

Committees:

Governance & Nominating

Compensation (Chair through 11/13/2017)

Professional Experience:

Mr. Kirk is Valvoline’s Chairman of the Board, effective October 2017, and has served as a Director of Valvoline since September 2016. Mr. Kirk served as Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, a specialty chemicals company, from September 2008 until his retirement in December 2011. From June 2004 to September 2008, he served as President of Lubrizol Additives. Prior to that, Mr. Kirk served as Vice President of Sales and Marketing of Lubrizol from June 1999 to June 2004.

Education:

Mr. Kirk holds a Bachelor’s degree and Master’s degree in chemical engineering from Cornell University and a Master’s in Business Administration from Cleveland State University.

Public Company Boards:

Mr. Kirk served as director of Ashland Global Holdings Inc. from November 2013 until January 2017, where he served on the Audit and Environmental, Health, Safety and Quality Committees. Within the past five years, Mr. Kirk also served on the board of directors of Robbins & Myers, Inc.

Non-Profit Boards:

Mr. Kirk serves as Executive in Residence at the Monte Ahuja College of Business at Cleveland State University. He is also a member of the Cleveland State University Board of Trustees where he serves chair of the Academic Affair Committee. Mr. Kirk is Vice-Chair of the Vocational Guidance Service Board and serves on the Boy Scouts of America-Western Reserve Council Advisory Board.

Qualifications:

As the former Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, Mr. Kirk’s experience and knowledge in the areas of operations and corporate leadership provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other companies.

6	2018 PROXY STATEMENT

Stephen E. Macadam President and Chief Executive Officer of EnPro Industries, Inc. Director since: 2016 Age: 57 Committees: Governance & Nominating Compensation

Professional Experience:

Mr. Macadam has served as a Director of Valvoline since September 2016. Mr. Macadam is also President and Chief Executive Officer of EnPro Industries, Inc., a manufacturing company, since April 2008. Prior to joining EnPro Industries, Inc. he was Chief Executive Officer of BlueLinx Inc., a building products wholesaler from October 2005 to March 2008.

Education:

Mr. Macadam holds a Bachelor of Science degree in mechanical engineering from the University of Kentucky, a Master’s of Science in Finance from Boston College and a Master’s in Business Administration from Harvard Business School.

Public Company Boards:

Mr. Macadam served as a director of Axiall Corporation from 2010 to 2014. Mr. Macadam also served as a director of BlueLinx Inc. from 2004 to 2008.

Qualifications:

As the President and Chief Executive Officer of EnPro Industries, Inc., Mr. Macadam’s experience and knowledge in the areas of corporate governance, industrial products manufacturing, product distribution and procurement provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other companies.

Vada O. Manager

President and Chief Executive Officer of Manager Global Consulting Group; Senior Counselor of APCO Worldwide

Director since: 2016

Age: 56

Committees:

Audit

Governance & Nominating (Chair)

Compensation

Professional Experience:

Mr. Manager has served as a Director of Valvoline since September 2016. Mr. Manager is also the President and Chief Executive Officer of Manager Global Consulting Group, a consulting firm, since 2009. Mr. Manager is a Senior Counselor of APCO Worldwide, a global public affairs and strategic communications consultancy, since 2010. Prior to that position, he was an independent global consultant advising companies regarding brand positioning, M&A and product sourcing – skills acquired while in senior roles at Nike and Levi Strauss. Mr. Manager served as the Senior Director of Global Issues Management for Nike, Inc. from 2006 until March 2009, and he held various management positions at Nike and Levi’s between 1994 and 2009.

Education:

Mr. Manager holds a Bachelor of Science degree in political science from Arizona State University and performed graduate work at the London School of Economics.

Public Company Board:

Mr. Manager served as director of Ashland Global Holdings Inc. from 2008 until January 2017, where he chaired the Governance and Nominating Committee and served on the Audit and Personnel and Compensation Committees.

Non-Profit Boards:

Mr. Manager serves as the chair of the Executive Public Affairs Counsel at the U.S. Military Academy at West Point. He also serves on the board of directors of Helios Education Foundation; Arizona State University Center for Race and Democracy and the Mannie Jackson Center for the Humanities at Lewis & Clark Community College.

Qualifications:

As the President and Chief Executive Officer of Manager Global Consulting Group and as Senior Counselor of APCO Worldwide, Mr. Manager’s experience and knowledge in the areas of product sourcing, M&A, strategic communications and global management consulting provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of Ashland Global Holdings Inc.

2018 PROXY STATEMENT 7

Samuel J. Mitchell, Jr. Chief Executive Officer and Director of Valvoline Inc. Director since: 2016 Age: 56 Committees: N/A

Professional Experience:

Mr. Mitchell has served as a Director of Valvoline and Valvoline’s Chief Executive Officer since May 2016 and September 2016, respectively. Prior to becoming Valvoline’s Chief Executive Officer, Mr. Mitchell served as Senior Vice President of Ashland Inc. from July 2011 to September 2016 and President of Valvoline from January 2002 to September 2016.

Education:

Mr. Mitchell holds a Bachelor’s degree in business administration from Miami University and Master’s in Business Administration from the University of Chicago. He’s also a graduate from Harvard Business School’s Advanced Management Program.

Non-Profit Boards:

Mr. Mitchell serves on the Board of Trustees of Transylvania University and the University of Kentucky Gatton College of Business Dean’s Advisory Council. He served on the Board of the Automotive Aftermarket Suppliers Association from 2006 to 2012.

Qualifications:

As our Chief Executive Officer, Mr. Mitchell’s significant experience and knowledge in the areas of finance, accounting, business operations, management, manufacturing, safety, risk oversight and corporate governance, as well as his experience in the lubricants industry, provide him with the qualifications and skills to serve as a director on our Board.

Charles M. Sonsteby Former Vice Chairman of The Michaels Companies Director since: 2016 Age: 64 Committees: Audit (Chair) Governance & Nominating Compensation

Professional Experience:

Mr. Sonsteby has served as a Director of Valvoline since September 2016. Mr. Sonsteby served as Vice Chairman of The Michaels Companies, an arts and crafts retail chain, from March 2016 until his retirement in October 2017. From October 2010 to August 2016, he served as Chief Financial Officer and Chief Administrative Officer of The Michaels Companies. Prior to that position, Mr. Sonsteby served as Chief Financial Officer of Brinker International, a hospitality industry company, from 2001 until October 2010.

Education:

Mr. Sonsteby holds a Bachelor of Science degree in accounting from the University of Kentucky.

Public Company Boards:

Mr. Sonsteby is a director of Darden Restaurants, a restaurant operator, since September 2014, and as Chairman of its board of directors since March 2016. He previously served as director at Zale Corporation.

Non-Profit Boards:

Mr. Sonsteby is a member of the Dean’s Advisory Committee at the University of Kentucky. He previously served on the Boards of Child Care Group of Dallas and the Town North YMCA.

Qualifications:

As the former Vice Chairman and former Chief Financial Officer and Chief Administrative Officer of The Michaels Companies, Mr. Sonsteby’s experience and knowledge in the areas of retail operations, supply chain, international, finance, accounting, tax, treasury and investor relations provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of Darden Restaurants.

8	2018 PROXY STATEMENT

Mary J. Twinem

Former Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.

Director since: 2016

Age: 57

Committees:

Audit

Governance & Nominating

Compensation (Chair, effective 11/14/2017)

Professional Experience:

Ms. Twinem has served as a Director of Valvoline since September 2016. Ms. Twinem served as Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc., a restaurant operations and franchising company, from July 1996 until her retirement in February 2016. Prior to that position, she served as Controller of Buffalo Wild Wings, Inc. in 1995.

Education:

Ms. Twinem holds a Bachelor of Science degree in accounting from the University of Wisconsin-Platteville and became a Certified Public Accountant.

Privately-Held Company Board:

Ms. Twinem serves on the Board of Directors of Mendota Holdings, Inc., where she serves on the Audit Committee.

Non-Profit Boards:

Ms. Twinem is a Director of Medica Holdings Company, where she chairs the Audit Committee. She previously served on the boards of Hospitality Minnesota Education Foundation and the Boys & Girls Club of the Twin Cities.

Qualifications:

Ms. Twinem’s significant experience and knowledge in the areas of financial reporting, financial planning and analysis, investor relations and supply chain provide her with the qualifications and skills to serve as a director on our Board. She also brings significant franchise experience gained from her more than 20 years of service as an executive officer of Buffalo Wild Wings.

The Board unanimously recommends that shareholders vote FOR the election of each director nominee.	✓

2018 PROXY STATEMENT 9

Proposal Two - Ratification of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors (the “Audit Committee”) reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines to determine whether to reappoint such firm as our independent registered public accounting firm. We refer to the fiscal years ending September 30, 2016, 2017 and 2018 as “fiscal 2016,” “fiscal 2017” and “fiscal 2018,” respectively. Based on its review, the Audit Committee has recommended to the Board, and the Board has approved, the appointment of Ernst & Young LLP to audit Valvoline’s Consolidated Financial Statements and Internal Control Over Financial Reporting for fiscal 2018. See the “Corporate Governance—Valvoline’s Board of Directors—Committees” section of this Proxy Statement for further information about the role and responsibilities of our Audit Committee.

The following table presents the aggregate fees (including out-of-pocket costs) for professional services rendered by the member firms of Ernst & Young LLP and their respective affiliates (collectively, “EY”) for fiscal 2017. All audit fees incurred by Valvoline during fiscal 2016 were included in the consolidated financial statements of our former parent, Ashland Global Holdings Inc. (“Ashland”), as reflected in the Form 10-K filed by Ashland for its fiscal year ended September 30, 2016. The fees paid to EY shown in the table below were all pre-approved in accordance with Audit Committee procedures discussed in the “Audit Committee Matters” section of this Proxy Statement.

	2017	2016
Audit Fees (1)	$3,327,000	$	N/A
Audit-Related Fees (2)	$17,000	$	N/A
Tax Fees (3)	$113,000	$	N/A
All Other Fees (4)	$0	$	N/A
Total	$3,457,000	$	N/A

(1)	Audit fees include fees and expenses associated with the annual audit of Valvoline’s consolidated financial statements and internal controls over financial reporting and review of Valvoline’s interim consolidated financial statements. Audit fees also include fees associated with various audit requirements of Valvoline’s foreign subsidiaries (statutory audit requirements). Audit fees in fiscal 2017 also included fees related to comfort letters; consents; assistance with and review of documents filed with the SEC; and assistance with and review of documents issued in connection with our debt offering.

(2)	Audit-related fees included fees related to reviews of our franchise disclosure filings and access to EY’s on-line accounting research tool.

(3)	Tax fees include fees principally incurred for assistance with U.S. tax compliance.

(4)	There were no other fees.

Our shareholders are being asked to ratify the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2018. The appointment of EY will be deemed ratified if the number of votes cast “for” ratification exceed the number of votes cast “against” it. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” ratification. If our shareholders fail to ratify the appointment of EY, the Audit Committee may, but is not required to, reconsider the selection of such firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Company has been advised by EY that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in Valvoline or its subsidiaries.

One or more representatives of EY will be present at the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the ratification of EY as Valvoline’s independent registered public accounting firm for fiscal 2018.

The Board unanimously recommends that shareholders vote FOR the ratification of EY as Valvoline’s independent registered public accounting firm for fiscal 2018.
✓

10	2018 PROXY STATEMENT

Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this Proxy Statement. Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Valvoline’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board believes that our executive compensation program is well-designed, appropriately aligns executive pay with company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our 2017 executive compensation practices. While the vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee (the “Compensation Committee”) value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.

The advisory resolution approving our executive compensation shall be deemed approved if the number of votes cast “for” the resolution exceed the number of votes cast “against” the resolution. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” the resolution.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the resolution.

The Board unanimously recommends that shareholders vote FOR the advisory resolution on our executive compensation.
✓

2018 PROXY STATEMENT 11

Proposal Four - Approval of the Valvoline Inc. Employee Stock Purchase Plan

We are seeking your vote to approve the Valvoline Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved and adopted by our Board on November 14, 2017, subject to approval by the shareholders at the Annual Meeting, and will become effective upon receiving shareholder approval at the Annual Meeting.

The purpose of the ESPP is to provide eligible employees of the Company and certain of its subsidiaries an opportunity to use payroll deductions to purchase shares of our common stock and thereby acquire an ownership interest in the Company. The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The maximum aggregate number of shares of our common stock that may be purchased under the ESPP will be 2,000,000 shares, subject to adjustment as provided for in the ESPP. The share pool for the ESPP represents 1% of the total number of shares of our common stock outstanding as of December 4, 2017. In determining the number of shares to reserve for the ESPP, our Board of Directors considered the potential dilutive impact to shareholders, the projected participation rate over the ten-year term of the ESPP, equity plan guidelines established by certain proxy advisory firms and advice provided by Deloitte, the compensation consultant to the Compensation Committee.

Summary of Material Terms of the ESPP

A summary of the material terms of the ESPP is set forth below. The summary is qualified in its entirety by reference to the full text of the ESPP, which is filed with this Proxy Statement as Appendix A.

Authorized Shares

Subject to adjustment as provided in the ESPP, a total of 2,000,000 shares of our common stock will be made available for sale under the ESPP. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to our shareholders other than normal cash dividends, an automatic adjustment will be made in a manner that complies with Section 423 of the Code in the number and kind of shares as to which outstanding options then unexercised will be exercisable, in the available shares reserved for sale under the ESPP, and in the purchase period limit, in order to maintain the proportionate interest of the participants before and after the event.

As of December 4, 2017, the closing price of our common stock on the NYSE was $24.43 per share.

Plan Administration

Our Compensation Committee will administer the ESPP, and will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility to participate, subject to the conditions of the ESPP.

Eligibility

Generally, employees of the Company and any of its designated subsidiaries are eligible to participate in the ESPP, subject to the procedural enrollment and other requirements in the ESPP. However, our Compensation Committee may, in its discretion, determine on a uniform basis prior to the beginning of an offering period that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period of time as may be determined by our Compensation Committee in its discretion), (ii) customarily work not more than twenty hours per week (or such lesser period of time as may be determined by our Compensation Committee in its discretion), (iii) customarily work not more than five months per calendar year (or such lesser period of time as may be determined by our Compensation Committee in its discretion), or (iv) are highly compensated employees within the meaning of Section 414(q) of the Code.

No employee may be granted options to purchase shares of our common stock under the ESPP if such employee (i) immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or (ii) holds rights to purchase shares of our common stock under all of our employee stock purchase plans (as defined in Section 423 of the Code) that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year.

12	2018 PROXY STATEMENT

For purposes of the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Code) of the Company that has been designated by our Compensation Committee as eligible to participate in the ESPP.

As of September 30, 2017, approximately 4,850 employees would be eligible to participate in the ESPP, including all of the Company’s executive officers.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of our common stock on the last day of such offering period. Unless and until our Compensation Committee determines otherwise in its discretion, offering periods will be consecutive six month periods. If the ESPP is approved at the Annual Meeting, it is anticipated that the first offering period will commence during 2018.

Contributions

The ESPP permits each participant to purchase shares of our common stock through payroll deductions of up to 15% of his or her eligible compensation; provided, however, that a participant may not purchase more than 1,500 shares of our common stock during each offering period, subject to adjustment as provided in the ESPP. No interest will accrue on a participant’s contributions to the ESPP. A participant may decrease (but not increase) the rate of his or her contributions once per offering period. A participant’s payroll deduction authorization will remain in effect for subsequent offering periods unless the participant’s participation in the ESPP terminates or the participant withdraws from an offering period, as described below.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of our common stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price; provided, however, that a participant may not purchase more than 1,500 shares of our common stock during each offering period, subject to adjustment as provided in the ESPP. No fractional shares of our common stock will be purchased. Any contributions accumulated in a participant’s account which are not sufficient to purchase a full share of our common stock will be refunded to the participant, without interest.

Until otherwise determined by our Compensation Committee, the purchase price of the shares during each offering period will be 85% of the lower of (i) the fair market value per share of our common stock on the first trading day of each offering period or (ii) the fair market value per share of our common stock on the last trading day the offering period (which we refer to as the “purchase date”).

Withdrawals; Termination of Employment

A participant may end his or her participation at any time during an offering period and all, but not less than all, of his or her accrued contributions not yet used to purchase shares of our common stock will be returned to him or her, as soon as administratively practicable. If a participant withdraws from an offering period, he or she must re-enroll in the ESPP in order to re-commence participation in a subsequent offering period.

If a participant ceases to be an eligible employee for any reason, he or she will be deemed to have elected to withdraw from the ESPP and his or her contributions not yet used to purchase shares of our common stock will be returned to him or her, as soon as administratively practicable.

Stockholders Rights

No participant will have any voting, dividend, or other stockholder rights with respect to shares of common stock subject to any option granted under the ESPP until such shares have been purchased and delivered to the Participant.

2018 PROXY STATEMENT 13

Holding Period

Unless otherwise determined by our Compensation Committee, participants in the ESPP will be required to hold the shares of our common stock acquired under the ESPP for the one-year period after the purchase date. During such holding period, a participant may not sell or transfer shares of common stock acquired under the ESPP.

Non-Transferability

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) his or her rights with regard to options granted under the ESPP or contributions credited to his or her account.

Corporate Transactions

The ESPP provides that in the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, a successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened, and a new purchase date will be set. The Company will notify each participant that the purchase date has been changed and that the participant’s option will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.

Amendment; Termination

Our Compensation Committee, in its sole discretion, may amend, suspend, or terminate the ESPP at any time and for any reason. If the ESPP is terminated, our Compensation Committee, in its discretion, may elect to terminate the outstanding offering period either immediately or upon completion of the purchase of shares of our common stock on the next purchase date (which may be sooner than originally scheduled, if determined by our Compensation Committee in its discretion), or may elect to permit the offering period to expire in accordance with its terms. If the offering period is terminated prior to expiration, all amounts then credited to participants’ accounts that have not been used to purchase shares of our common stock will be returned to the participants as soon as administratively practicable.

Our Compensation Committee may change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, permit contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with contribution amounts, and establish such other limitations or procedures as our Compensation Committee determines in its sole discretion advisable that are consistent with the ESPP. Such modifications will not require shareholder approval or the consent of any ESPP participants.

In addition, if our Compensation Committee determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, our Compensation Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence. Such modifications or amendments will not require shareholder approval or the consent of any ESPP participants.

The ESPP automatically terminates on January 31, 2028, unless terminated earlier by the Compensation Committee.

Sub-Plans

Consistent with the requirements of Section 423 of the Code, our Compensation Committee may amend the terms of the ESPP, or an offering, or provide for separate offerings under the ESPP to, among other things, reflect the impact of local law outside of the United States as applied to one or more eligible employees of a designated subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

14	2018 PROXY STATEMENT

Certain Federal Income Tax Effects

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Code. Under these provisions, a participant will not recognize taxable income until he or she sells or otherwise disposes of the shares purchased under the ESPP. If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date (i.e., the first day of the offering period) and more than one year from the date the stock is purchased, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the shares at the time of disposition, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds shares at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the shares at the time of death, or (ii) the fair market value of the shares at the option grant date, exceeds the purchase price. The Company will not be allowed a deduction if the holding period requirements are satisfied.

If a participant disposes of shares before expiration of two years from the date of grant and one year from the date the stock is purchased, then the participant is deemed to have a disqualifying disposition and must treat as ordinary income the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss will be treated as long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to such shares. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant in a disqualifying disposition.

New Plan Benefits

As of the date of this Proxy Statement, no employee has been granted any options under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s executive officers and employees are not determinable at this time.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the Valvoline Inc. Employee Stock Purchase Plan.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Valvoline Inc. Employee Stock Purchase Plan.
✓

2018 PROXY STATEMENT 15

Corporate Governance

Valvoline’s Board of Directors

Composition

Our business and affairs are managed under the direction of our Board. Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in our Director Independence Standards (published on our investor relations website at http://investors.valvoline.com/governance) (“Independence Standards”), which incorporate the requirements of SEC rules and NYSE listing standards. Within this framework, the G&N Committee is charged with determining and refreshing, as appropriate, the composition of our Board. The G&N Committee seeks to fill our Board with exceptionally talented and diverse directors, with expertise and leadership experience in the markets in which we operate.

Our Board currently consists of the following eight members, all of whom were elected at the 2017 Annual Meeting of Shareholders: Richard J. Freeland, Stephen F. Kirk, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, Mary J. Twinem and William A. Wulfsohn. At the end of fiscal 2017, Mr. Wulfsohn resigned as Chairman of the Board and notified the Board that he would not stand for re-election upon the expiration of his term as a Director at the Annual Meeting. Each of the other seven directors on the Board has been nominated for re-election at the Annual Meeting. The Board expresses its gratitude to Mr. Wulfsohn for his dedicated service and counsel to the Company as it transitioned from a long-time business unit of Ashland to an independent, publicly traded company. The Board has resolved to reduce its size from eight to seven members effective as of the date of the Annual Meeting to eliminate the vacancy that would otherwise result from Mr. Wulfsohn’s decision not to stand for re-election. See the “Proposal One—Election of Directors” section of this Proxy Statement.

During fiscal 2017, nine meetings of the Board were held. Each director attended at least 75% of the total meetings of the Board and the Committee(s) on which he or she served. Overall attendance at Board and Committee meetings was 100%.

Leadership Structure

Our By-Laws provide the Board flexibility in determining the appropriate leadership structure for the Company. Currently, Mr. Mitchell serves as our Chief Executive Officer and Mr. Kirk serves as Chairman of the Board (Mr. Wulfsohn served in that role from the date of our IPO through fiscal 2017). With the Company’s recent IPO and separation from Ashland, the Board believes that separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company because it allows Mr. Mitchell to guide our newly public company and focus on operating and managing the day-to-day activities of our business, while Mr. Kirk can focus on Board leadership independent of management.

The Board will periodically review and reassess our Board leadership structure and determine whether it is in the Company’s and our shareholders’ best interest to continue the separate roles of Chairman and Chief Executive Officer. In the event that the Board combines the role of Chairman and Chief Executive Officer, our Corporate Governance Guidelines require the Board to appoint a lead independent director.

Independence

Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in the Independence Standards. The Independence Standards incorporate the requirements of SEC rules and NYSE listing standards, and were adopted by our Board to assist in its determination of director independence. Pursuant to these rules, our Board must make an affirmative determination that those members of the Board who serve as independent directors have no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Members of the Audit and Compensation Committees are also subject to heightened standards for independence under SEC rules and NYSE listing standards.

Our Board annually reviews director independence in accordance with these requirements. In making its independence determinations, the Board considered relationships and transactions between each director, on the one hand, and Valvoline, its subsidiaries and its affiliates, on the other hand, including the director’s commercial, economic, charitable and familial relationships. As a result of this review, the Board affirmatively determined that

16	2018 PROXY STATEMENT

Messrs. Freeland, Kirk, Macadam, Manager and Sonsteby and Ms. Twinem are each independent of Valvoline and its affiliates. Mr. Mitchell was determined not to be independent because he currently serves as Chief Executive Officer of the Company, and Mr. Wulfsohn was determined not to be independent because he serves as Chief Executive Officer of Ashland, Valvoline’s controlling shareholder through May 12, 2017.

In determining the independence of Mr. Freeland, our Board considered transactions entered into in the ordinary course of business with Cummins Inc., a company in which Mr. Freeland serves as an executive officer. In Cummins’ last fiscal year, Valvoline paid $1.64 million to Cummins and Valvoline received $36.59 million from Cummins, representing 0.01% and 0.2%, respectively, of Cummins’ consolidated gross revenues of $17.5 billion for such fiscal year. Similarly, the amount the Company paid to Cummins and the amount received by the Company from Cummins in each of the two preceding fiscal years did not exceed the greater of $1 million or 2% of Cummins’ consolidated gross revenues in such fiscal years. All transactions with Cummins were made at arms-length, included standard commercial terms, and Mr. Freeland did not personally benefit from any of such transactions. The Board concluded that Mr. Freeland was independent, because the transactions were not material to Cummins such that Mr. Freeland could be unduly influenced by, and thus not independent of, Valvoline management. The G&N Committee determined that the transactions with Cummins were not “Related Person Transactions” as defined in the Company’s Related Person Transaction Policy.

In addition, the Board determined that Messrs. Manager and Sonsteby and Ms. Twinem each satisfy the heightened independence standards applicable to audit committee members, including those under Exchange Act Rule 10A-3. Similarly, the Board determined that Messrs. Freeland, Kirk, Macadam, Manager and Sonsteby and Ms. Twinem each satisfy the heightened independence standards applicable to compensation committee members as set forth in NYSE listing standards.

Committees

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a G&N Committee (each a “Committee” and, collectively, the “Committees”) to assist in the performance of the Board’s various functions. All committee members are appointed by our Board upon recommendation of the G&N Committee.

Listed below are the members of each of the three standing committees. As discussed above in “—Independence,” our Board has determined that all of the members of these Committees are independent as defined by our Independence Standards, including, in the case of Audit and Compensation Committee members, the heightened standards for independence under SEC rules and NYSE listing standards.

Audit Committee
Vada O. Manager	Charles M. Sonsteby*	Mary Twinem
Compensation Committee(1)
Richard J. Freeland	Stephen F. Kirk	Stephen E. Macadam
Vada O. Manager	Charles M. Sonsteby	Mary J. Twinem*
Governance and Nominating Committee
Richard J. Freeland	Stephen F. Kirk	Stephen E. Macadam
Vada O. Manager*	Charles M. Sonsteby	Mary J. Twinem

*	Chair
(1)	On November 14, 2017, Ms. Twinem became Chair of the Compensation Committee. Prior to such time, Mr. Kirk served as Chair of the Compensation Committee.

The responsibilities of each of our Committees are described below. Each of the Committees operates under a written charter; must meet at least four times a year, plus additional meetings as circumstances require; has authority to retain independent legal, accounting or other advisors; makes regular reports to the Board; and reviews its own performance annually. The charter of each Committee is available on our investor relations website at http://investors.valvoline.com/governance.

2018 PROXY STATEMENT 17

Audit Committee	Number of Meetings in Fiscal 2017: 11

The Board has established the Audit Committee in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee is currently composed of three members and the Board has determined that each member of the Audit Committee is “independent” and “financially literate,” as such terms are defined by NYSE listing standards. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined by SEC rules. A director may not serve on the Audit Committee if he or she serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service and time commitment would not impair the director’s ability to effectively serve on the Audit Committee.

The Audit Committee is responsible for, among other things, assisting the Board in fulfilling its oversight responsibilities with respect to:

•	overseeing the integrity of our financial reporting process, including earnings releases and the filing of financial reports;

•	reviewing the quality and adequacy of accounting and financial controls;

•	selecting and evaluating the performance of our internal auditors, who report directly to the Audit Committee;

•	approving fees and services of our independent registered public accounting firm;

•	overseeing our internal audit function, including the head of internal audit;

•	reviewing the effectiveness of our legal and regulatory compliance programs;

•	reviewing our enterprise risk assessment and management policies, including the Company’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such risks;

•	evaluating significant financial matters and decisions, such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on

•	the end-user exception), post audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities;

•	overseeing funding and investment policy related to employee benefit plans.

•	reviewing and investigating any matters pertaining to the integrity of executive management, and overseeing compliance by management with laws, regulations and our Global Standards of Business Conduct;

•	reviewing the Company’s policies, programs and practices with respect to environmental, health and safety risks;

•	reviewing the Company’s cyber security risks and programs established to manage such risks; and

•	establishing and maintaining procedures for handling complaints regarding accounting, internal auditing controls and auditing matters, including procedures for confidential, anonymous submission of such complaints.

Compensation Committee	Number of Meetings in Fiscal 2017: 6

The Compensation Committee is currently composed of six members and the Board has determined that each member of the Compensation Committee is “independent” as such term is defined by NYSE listing standards and SEC rules and qualifies as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act and as an “outside director” pursuant to Section 162(m) of the Code.

The Compensation Committee is responsible for, among other things:

•	overseeing the implementation and administration of the Company’s compensation plans;

•	adopting, amending, terminating and otherwise designing employee benefits plans;

•	ensuring that Valvoline’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests and emphasize pay for performance linkage;

18	2018 PROXY STATEMENT

•	reviewing, evaluating and approving compensation of all key senior executives, including the corporate goals and objectives with respect to CEO compensation;

•	reviewing compensation policies and practices for all employees, and assessing risks associated with such policies and practices;

•	approving any employment agreements, consulting arrangements, severance or retirement arrangements, change-in-control agreements and/or special or supplemental benefits covering any current or former executive officer;

•	overseeing the execution of CEO and senior management development and succession plans;

•	reviewing and approving any perquisites provided to executive officers;

•	reviewing and recommending to the Board of Directors’ the form and amount of director compensation; overseeing regulatory compliance on compensation matters, including the Company’s policies on structuring compensation programs to preserve tax deductibility;

•	overseeing the preparation of the annual report on executive compensation;

•	overseeing compliance with NYSE requirements relating to shareholder approval of equity compensation plans; and

•	determining the independence and compensation of, and overseeing the work completed by, any compensation consultant, independent legal counsel or other advisor that it retains.

Governance and Nominating Committee	Number of Meetings in Fiscal 2017: 5

The G&N Committee is currently composed of six members and the Board has determined that each member is “independent” as such term is defined by NYSE listing standards. The G&N Committee is responsible for, among other things:

•	identifying qualified nominees (i) for shareholder election and (ii) for election by the Board to fill any vacancies that occur between annual meetings of shareholders, in each case, consistent with criteria approved by the Board relating to personal and professional integrity, ability, judgment, expertise, experience and diversity;

•	reviewing potential director candidates and nominations for re-election and reporting the results of such reviews to the Board;

•	identifying board members qualified to fill any vacancies on a committee of the Board;

•	reviewing appropriateness of directors’ continued service on the Board or the committees of the Board;

•	reviewing transactions pursuant to the Company’s Related Person Transaction Policy set forth in the Company’s Corporate Governance Guidelines;

•	recommending stock ownership guidelines for employees and non-employee directors and programs and procedures relating to director evaluation, retention and retirement;

•	defining and reviewing the responsibilities of the Board with respect to the Company’s corporate governance, including review of proposed amendments to the Company’s articles or by-laws and the conduct of the meetings of the Board, the committees of the Board and the Company’s shareholders;

•	reviewing and recommending policies and procedures to ensure the Board and its committees are properly constituted and organized;

•	reviewing all Board committee charters;

•	reviewing and, if necessary, making recommendations as to shareholder proposals; and

•	reviewing the succession process for senior management.

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Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Ms. Twinem and Messrs. Freeland, Kirk, Macadam, Manager and Sonsteby) (i) was an officer or employee of Valvoline at any time during or prior to fiscal 2017 or (ii) is or was a participant in a “related person” transaction with Valvoline since the beginning of fiscal 2017. No executive officer of the Company served on the compensation committee or board of any company that employed any member of Valvoline’s Compensation Committee or Board of Directors.

The Board’s Operations

Chairman of the Board.     During fiscal 2017, Mr. Wulfsohn served as our Non-Executive Chairman of the Board. In connection with Mr. Wulfsohn’s resignation as Chairman, Mr. Kirk was unanimously appointed by the Board to serve as our Non-Executive Chairman, effective October 1, 2017. The Chairman of the Board organizes Board activities to effectively provide guidance to, and oversight and accountability of, management. To fulfill that role, the Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and the other members of senior management and the Board, assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company and provides senior management with the Board’s advice, direction and opinions. The Non-Executive Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

Board and Committee Meetings.    The Board and Committees must hold regularly scheduled meetings. Directors are expected to attend all meetings of the Board and of the Committees on which they serve. Non-management directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate.

Evaluation of Board Effectiveness.    The Board must conduct annual self-evaluations to determine whether it and its Committees are functioning effectively. The G&N Committee receives comments from all directors and reports to the Board with an annual assessment of the Board’s performance, with a focus on the Board’s contribution to the Company and areas in which the Board or its Committees can improve. We may also engage independent, third-party governance experts from time to time to conduct interviews and/or assessments regarding the structure and effectiveness of our Board and its committees. The Committees of our Board of Directors have all adopted charters defining their respective purposes and responsibilities. Pursuant to these charters, the Committees must review their respective performances at least annually and each of the Committees has authority to engage independent legal, accounting or other advisors.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risk. The Board approves and monitors the fundamental financial and business strategies of the Company and maintains policies and procedures designed to ensure that the assets of the Company are properly safeguarded and enterprise risks are properly managed, that appropriate financial and other controls are maintained, that processes are in place for maintaining the integrity of the Company and that the Company’s business is conducted in compliance with applicable laws and regulations. Management is responsible for the day-to-day management of risk, and members of our senior management regularly report to the Board and its Committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy. While the Board is ultimately responsible for overall risk oversight at our Company, the Committees assist the Board in fulfilling its oversight responsibilities in certain areas. In particular, the Audit Committee has primary responsibility for monitoring the Company’s major financial risk exposures and the steps the Company has taken to control such exposures, including the Company’s risk management policies and processes. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to environmental, health and safety risks and programs. The Compensation Committee monitors the risks associated with our compensation policies and procedures. The G&N Committee is charged with reviewing and recommending governance policies and procedures, including Board and Committee structure,

20	2018 PROXY STATEMENT

leadership and membership, that ensure independence of the Board as it exercises its corporate governance and risk oversight roles. The G&N Committee also reviews transactions pursuant to our Related Person Transaction Policy (which is further described in “—Other Governance Policies and Practices—Related Person Transaction Policy”).

Other Governance Policies and Practices

Overview of Governance Principles

We are committed to adhering to sound corporate governance practices. We have adopted Corporate Governance Guidelines, which include our Related Person Transaction Policy. These Guidelines provide the framework for our Board of Directors’ governance of the Company and include a general description of our Board’s purpose, responsibilities and member qualification standards. As further discussed in “—Valvoline’s Board of Directors—Independence,” our Corporate Governance Guidelines require that at least two-thirds of our directors be independent. Our Related Person Transaction Policy requires our directors and executive officers to identify annually and on an as needed basis potential transactions with related persons or their firms that meet certain criteria set forth in our Related Person Transaction Policy.

We also require compliance with our code of business conduct, entitled “Global Standards of Business Conduct,” which applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as employees of Valvoline Instant Oil Change (“VIOC”) stores. Our Global Standards of Business Conduct promote honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the standards set forth therein and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC.

Our Corporate Governance Guidelines (including our Related Person Transaction Policy), Global Standards of Business Conduct and Committee charters are published on our investor relations website at http://investors.valvoline.com/governance. These documents are also available in print at no cost to any shareholder who requests them. We intend to post any amendments or waivers to our Global Standards of Business Conduct (to the extent applicable to our directors and executive officers) on our investor relations website or in a Current Report on Form 8-K.

Related Person Transaction Policy

Federal securities laws require us to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. We are also required to describe our policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to our written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between the Company and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, our directors and executive officers are required to identify annually potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N

2018 PROXY STATEMENT 21

Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board of Directors.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in our Proxy Statement;

•	Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in our Proxy Statement if the executive officer was a “named executive officer”;

•	A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	A transaction in which the related person’s interest arises solely from the ownership of Valvoline stock and all shareholders receive the same benefit on a pro rata basis.

Other than the transactions with Ashland described in the “Certain Relationships and Related Person Transactions” section, below, the G&N Committee determined that there were no other Related Person Transactions that were required to be reported under Item 404(a) of Regulation S-K, nor are there any currently proposed.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company’s directors and certain executive officers are required to report, within specified due dates, their initial ownership of the Company’s Common Stock and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company’s directors and all executive officers subject to the reporting requirements satisfied such requirements in full, except for the filings on either Form 3, Form 4 or Form 5 which were filed late by the Company on behalf of the following directors: for Richard J. Freeland, one Form 4; for Stephen F. Kirk, one Form 4; for Stephen E. Macadam, one Form 4; for Vada O. Manager, three Forms 4; for Charles M. Sonsteby, three Forms 4; and Mary J. Twinem one Form 4. These transactions that were reported late pertain to the deferral of Board fees and retainers invested in the Valvoline Common Stock Fund available within the Company’s 2016 Deferred Compensation Plan for Non-Employee Directors or the payment of dividend equivalents on holdings under the aforementioned stock fund.

Communication with Directors

As set forth in our Corporate Governance Guidelines, the Board believes that management is responsible for communicating on behalf of the Company. However, at the request of management, individual Board members may meet or otherwise communicate with shareholders and other interested parties. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the General Counsel of Valvoline, 100 Valvoline Way, P.O. Box 55270, Lexington, KY 40555-1000. Communications directed to our General Counsel will be reviewed and distributed to individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the directors, although all communications directed to the Board will be available to any director upon request.

Attendance at Annual Meeting

Although Valvoline does not have a formal policy regarding attendance by directors at Valvoline’s annual meetings of shareholders, Valvoline strongly encourages all directors to attend. All of Valvoline’s then current directors were present at the prior year’s annual meeting of shareholders.

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Shareholder Recommendations for and Nominations of Directors

Pursuant to our Corporate Governance Guidelines and the G&N Committee’s charter, the G&N Committee is responsible for reviewing all director nominees and making recommendations to the full Board. Shareholders who wish to do so may recommend candidates for consideration by the G&N Committee. Shareholders also have the right under our By-laws to directly nominate candidates to stand for election at annual meetings of shareholders, without any action or recommendation on the part of the G&N Committee or our Board. Shareholders who wish to recommend candidates for consideration by the G&N Committee or to directly nominate candidates for election may do so pursuant to the applicable procedures summarized below.

Shareholder Recommendations for Directors.    The G&N Committee considers director candidates recommended by other directors, employees and shareholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, P.O. Box 55270, Lexington, KY 40555-1000. Recommendations should be received no later than September 1, 2018, to be considered by the G&N Committee in connection with its review of candidates for election at our 2019 Annual Meeting of Shareholders. Suggestions for director candidates should include the information described in Section 3.03 of our Amended and Restated By-laws (“By-laws”), and any other relevant information, as to the proposed candidate. The G&N Committee will review all director candidates in accordance with its charter and Valvoline’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board of Directors. As further described in its charter, the G&N Committee seeks candidates of the highest personal and professional integrity who exhibit the following personal and professional qualifications: (1) significant experience in the lubricants, automobile or consumer marketing industries, (2) experience in product or process innovation, (3) international business expertise, (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to the Company’s global business and strategy, (5) an inquisitive and objective nature, practical wisdom and mature judgment and (6) the ability to work with the Company’s existing directors and management. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors.    Our By-laws permit eligible shareholders to directly nominate candidates for election at annual meetings of shareholders. Our By-laws require that the Company be given advance written notice of shareholder nominations for election to the Board of Directors. Such notice must contain the information required by our By-laws with respect to the nominee and the shareholder and must be timely. To be timely for purposes of an annual meeting, such notice must be received at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting; provided, however, if the annual meeting is to be held more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made. Based on the January 31, 2018, date for our upcoming Annual Meeting, shareholder nominations must be received no earlier than October 3, 2018, and no later than November 2, 2018, to be considered timely for our 2019 annual meeting of shareholders, assuming such meeting will be held no more than 30 days before and no more than 60 days after January 31, 2019. The chairman of an annual meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with our By-laws. Shareholders should send all director nominations for the 2019 Annual Meeting of Shareholders via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, P.O. Box 55270, Lexington, KY 40555-1000.

A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, or may be obtained by written request to: Valvoline’s Corporate Secretary, 100 Valvoline Way, Lexington, KY 40509.

Certain Relationships and Related Person Transactions

Relationship with Ashland

On September 22, 2015, Ashland announced that its board of directors approved proceeding with a plan to split Ashland into two independent, publicly traded companies comprised of its Valvoline business and its specialty

2018 PROXY STATEMENT 23

chemical business. Valvoline was incorporated in May 2016 as a subsidiary of Ashland in connection with the Separation. Following a series of restructuring steps, prior to the initial public offering of Valvoline (the “IPO”), Ashland contributed its Valvoline business to Valvoline including substantially all of the historical Valvoline business previously reported by Ashland as well as certain other assets and liabilities. On September 28, 2016, Valvoline completed the IPO at which time Valvoline issued and sold 34,500,000 shares of its common stock to the public and Ashland continued to hold 170,000,000 shares or approximately 83% of the outstanding shares of common stock of Valvoline. On May 12, 2017, Ashland distributed all of its remaining interest in Valvoline to Ashland stockholders (the “Stock Distribution”), marking the completion of Valvoline’s Separation from Ashland. Effective upon the Stock Distribution, Ashland no longer owns any shares of Valvoline common stock.

Immediately prior to the completion of the IPO, we and Ashland entered several agreements relating to the IPO and our relationship with Ashland after the IPO. These agreements, the material terms of which are summarized below, include a separation agreement, a transition services agreement, a reverse transition services agreement, a tax matters agreement, a registration rights agreement and an employee matters agreement. These agreements were prepared while we were still a wholly owned subsidiary of Ashland. Accordingly, during the period in which the terms of those agreements were prepared, we did not have an independent board of directors or a management team that was independent of Ashland. As a result, the terms of the agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties. Copies of these agreements have been incorporated by reference as exhibits to our Annual Report on Form 10-K for fiscal 2016, which was filed with the SEC on December 19, 2016. The following descriptions are qualified in their entirety by reference to the full text of such agreements.

Separation Agreement

On September 22, 2016, Valvoline entered into a separation agreement with Ashland to facilitate the separation of Valvoline and Ashland into two separate companies (the “Separation”). The separation agreement sets forth the agreements between Valvoline and Ashland regarding the principal actions to be taken in connection with the Separation. It also sets forth other agreements that govern aspects of the relationship between Valvoline and Ashland following the Separation.

Transfer of Assets and Assumption of Liabilities.    The separation agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of the Separation so that Valvoline and Ashland retain the assets of, and the liabilities associated with, their respective businesses. However, certain liabilities that are not associated with Ashland’s and Valvoline’s respective businesses have been allocated regardless of which business they are associated with (if any). For example, Valvoline has assumed responsibility for certain Ashland qualified and nonqualified pension and retirement plans as well as a portion of the trusts or other funding vehicles that have been established to fund such plans. Ashland has retained, or assumed from Valvoline, substantially all liabilities arising from or relating to the exposure of any person to asbestos from the manufacture, production, sale, distribution, conveyance or placement in the stream of commerce on or prior to the date of the Separation of any product or other item, as well as from repair, use, abatement or disposal on or prior to the date of the Separation of any building material or equipment containing asbestos, regardless of whether related to Ashland’s business or Valvoline’s business. In addition, Ashland has retained, or assumed from Valvoline, all environmental liabilities, known or unknown, arising from or relating to Ashland’s business or any other historical business of Ashland, other than Valvoline’s business, arising or relating to events, conduct or conditions occurring prior to, or after, the date of the Separation.

The separation agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between Valvoline and Ashland.

Intercompany Arrangements.    All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between Valvoline, on the one hand, and Ashland, on the other hand, have terminated effective as of the Separation, except specified agreements and arrangements that are intended to survive the Separation.

Shared Liabilities.    The tax matters agreement, employee matters agreement and shared environmental liabilities agreement describe certain liabilities that will be shared between Valvoline and Ashland following the Separation.

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These agreements respectively specify the portion of the economic costs of such liabilities between Valvoline and Ashland and establish a process for managing, defending and resolving, as well as sharing the costs related to, such liabilities between Valvoline and Ashland.

Representations and Warranties.    In general, neither Valvoline nor Ashland have made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the separation agreement, all assets have been transferred on an “as is,” “where is” basis.

Further Assurances.    Valvoline and Ashland have agreed to use reasonable best efforts to affect any transfers contemplated by the separation agreement that have not been consummated prior to the Separation as promptly as practicable. In addition, Valvoline and Ashland have agreed to use reasonable best efforts to affect any transfer or re-transfer of any asset or liability that was improperly transferred or retained as promptly as practicable following the Separation.

Exchange of Information.    Valvoline and Ashland have agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, regulatory, litigation and other similar requests. Valvoline and Ashland also have agreed to use reasonable best efforts to retain such information in accordance with Ashland’s record retention policies as in effect on the date of the separation agreement. Each party also has agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligation for an agreed period of time.

Release of Claims.    Valvoline and Ashland each have agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Separation have been the other’s shareholders, directors, officers, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the Separation. These releases are subject to exceptions set forth in the separation agreement.

Indemnification.    Valvoline and Ashland each have agreed to indemnify the other and each of the other’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Separation and Valvoline’s and Ashland’s respective businesses. The amount of either Valvoline’s or Ashland’s indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The separation agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Valvoline entered into a transition services agreement pursuant to which Ashland provides Valvoline with various corporate support services, including certain accounting, human resources, information technology, office and building, risk, security, tax and treasury services. Ashland may also provide Valvoline with additional services that Valvoline and Ashland may identify from time to time in the future. In general, the services began following the completion of the IPO and cover a period not expected to exceed 24 months.

Ashland agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to the Valvoline business during the preceding year. Valvoline and Ashland agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Valvoline’s or Ashland’s operations, and Ashland agreed to use commercially reasonable efforts, at Valvoline’s expense, to obtain any third-party consents required for the performance of the services.

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The services are being provided by Ashland without representation or warranty of any kind. Ashland has no liability with respect to its furnishing of the services except to the extent occasioned by its bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the transition services agreement, Valvoline and Ashland are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the transition services agreement, subject to certain exceptions. Valvoline and Ashland retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The transition services agreement specifies the costs to Valvoline for the services. These costs are consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

Reverse Transition Services Agreement

In order to help ensure an orderly transition, on September 22, 2016, Valvoline entered into a reverse transition services agreement pursuant to which Valvoline provides Ashland with various corporate support services, including certain human resources, information technology, office and building, security and tax services, as well as certain regulatory compliance services required during the period in which Valvoline remains a majority-owned subsidiary of Ashland. Valvoline may also provide Ashland with additional services that Valvoline and Ashland may identify from time to time in the future. In general, the services began following the completion of the IPO and cover a period not expected to exceed 24 months.

Valvoline agreed to perform the services with the same standard of quality and care as it uses in servicing its own business, and in any event with at least the same level of quality and care as such services were provided to Ashland’s specialty ingredients and performance materials businesses (collectively, the “Chemicals business”) during the preceding year. Valvoline and Ashland agreed to cooperate in connection with the performance of the services, provided that such cooperation does not unreasonably disrupt Valvoline’s or Ashland’s operations, and Valvoline agreed to use commercially reasonable efforts, at Ashland’s expense, to obtain any third-party consents required for the performance of the services.

The services are being provided by Valvoline without representation or warranty of any kind. Valvoline has no liability with respect to its furnishing of the services except to the extent occasioned by Valvoline’s bad faith, willful misconduct, fraud, gross negligence or willful breach of the agreement.

Under the reverse transition services agreement, Valvoline and Ashland are each obligated to maintain the confidentiality of the other’s confidential information for five years following the termination of the reverse transition services agreement, subject to certain exceptions. Valvoline and Ashland retain all rights, title and interest in and to their respective intellectual property used in the provision of services under the agreement.

The reverse transition services agreement specifies the costs to Ashland for the services. These costs are consistent with expenses that Ashland has historically allocated or incurred with respect to such services, plus a mark-up of five percent.

Tax Matters Agreement

On September 22, 2016 Valvoline entered into a tax matters agreement with Ashland that governs the rights, responsibilities and obligations of Valvoline and Ashland with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests) (the “Tax Matters Agreement”).

Valvoline was included in the U.S. federal consolidated group tax return, and possibly certain combined or similar group tax returns, with Ashland (the “Ashland Group Returns”) for the period starting approximately on the date of the closing of the IPO and through the date of the Stock Distribution. This period is referred to as the “Interim Period.” Under the Tax Matters Agreement, Ashland will generally make all necessary tax payments to the relevant tax authorities with respect to the Ashland Group Returns, and Valvoline will make tax sharing payments to Ashland. The amount of Valvoline’s tax sharing payments will generally be determined as if Valvoline and each of its relevant subsidiaries included in the Ashland Group Returns filed its own consolidated, combined or separate tax returns for the Interim Period that include only Valvoline and/or its relevant subsidiaries, as the case may be.

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For taxable periods that begin on or after May 13, 2017, the day after the Stock Distribution, Valvoline is no longer included in any Ashland Group Returns and files tax returns that include only Valvoline and/or its subsidiaries, as appropriate. Valvoline is not be required to make tax sharing payments to Ashland for those taxable periods. Nevertheless, Valvoline has joint and several liability with Ashland to the Internal Revenue Service for the consolidated U.S. federal income taxes of the Ashland consolidated group for the taxable periods in which Valvoline was part of the Ashland consolidated group.

The Tax Matters Agreement also generally provides that Valvoline will indemnify Ashland for the following taxes:

•	Taxes of Valvoline for all taxable periods that begin on or after May 13, 2017, the day after the Stock Distribution;

•	Taxes of Valvoline for the Interim Period that are not attributable to Ashland Group Returns;

•	Taxes for any tax period prior to the completion of the IPO (the “Pre-IPO Period”) that arise on audit or examination and are directly attributable to the Valvoline business;

•	Certain U.S. federal, state or local taxes for the Pre-IPO Period of Ashland and/or its subsidiaries for that period that arise on audit or examination and are directly attributable to neither the Valvoline business nor the Chemicals business; and

•	Transaction Taxes (as described below) that are allocated to Valvoline under the Tax Matters Agreement.

The Tax Matters Agreement also provides that Valvoline will indemnify Ashland for any taxes (and reasonable expenses) resulting from the failure of the Stock Distribution to qualify for non-recognition of gain and loss or certain reorganization transactions related to the Separation or the Stock Distribution to qualify for their intended tax treatment (“Transaction Taxes”), where the taxes result from (1) breaches of covenants that Valvoline has agreed to in connection with these transactions (including covenants containing the restrictions described below that are designed to preserve the tax-free nature of the stock distribution), (2) the application of certain provisions of U.S. federal income tax law to the stock distribution with respect to acquisitions of Common Stock or (3) any other actions that Valvoline knows or reasonably should expect would give rise to such taxes. The Tax Matters Agreement also requires Valvoline to indemnify Ashland for a portion of certain other Transaction Taxes allocated to Valvoline based on its market capitalization relative to the market capitalization of Ashland.

Valvoline will generally have either sole control, or joint control with Ashland, over any audit or examination related to taxes for which Valvoline is required to indemnify Ashland.

The Tax Matters Agreement imposes certain restrictions on Valvoline and its subsidiaries (including restrictions on share issuances or repurchases, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free nature of the stock distribution. These restrictions will apply for the two-year period after the Stock Distribution. However, Valvoline will be able to engage in an otherwise restricted action if Valvoline obtains an appropriate opinion from counsel or ruling from the IRS.

Employee Matters Agreement

On September 22, 2016, Valvoline entered into an employee matters agreement with Ashland that addresses employment, compensation and benefits matters, including the allocation and treatment of assets and liabilities relating to Valvoline’s employees and the compensation and benefit plans and programs in which Valvoline’s employees participated prior to the Stock Distribution, as well as other human resources, employment and employee benefit matters.

Employment-Related Liabilities.    Valvoline generally has assumed responsibility for all employment-related liabilities of or relating to Valvoline’s current and former employees and, to the extent incurred prior to August 1, 2016, former employees who were employed by a terminated, divested or discontinued Valvoline business, former U.S. employees of any other terminated, divested or discontinued business and former U.S. employees of a shared resource group.

Benefit and Welfare Plans.    Following the completion of the IPO and prior to the Stock Distribution, Valvoline established benefit plans for its employees that generally recognize all service, compensation and other factors affecting benefit determinations to the same extent recognized under the corresponding Ashland benefit plan.

2018 PROXY STATEMENT 27

Pension and Retirement Plans.    Valvoline has assumed responsibility for certain Ashland qualified and nonqualified pension and retirement plans as well as a portion of the trusts or other funding vehicles that have been established to fund such plans. Specifically, Valvoline has assumed all liabilities and assets relating to the Ashland Hercules Pension Plan, other than liabilities and assets relating to active employees who are covered by the Hopewell collective bargaining agreement. In addition, Valvoline has assumed responsibility for certain excess and supplemental pension plans and, has assumed responsibility for the portions of the Ashland nonqualified deferred compensation plans that relate to its employees and non-employee directors. Valvoline has established a 401(k) Plan and received a trust-to-trust transfer of its employees’ account balances from the Ashland 401(k) plan.

Labor Matters.    Valvoline has assumed and will comply with any collective bargaining arrangements that cover its employees.

Registration Rights Agreement

On September 22, 2016, Valvoline entered into a registration rights agreement with Ashland pursuant to which Valvoline granted Ashland registration rights with respect to shares of Common Stock, including customary demand and piggyback registration rights. This registration rights agreement terminated during fiscal 2017 following the Stock Distribution. Ashland may transfer these rights to any Ashland entity, or, in connection with an equity-for-debt exchange, to a third-party lender or any transferee that acquires at least 5% of the issued and outstanding shares of Common Stock and executes an agreement to be bound by the registration rights agreement.

28	2018 PROXY STATEMENT

Executive Compensation

Quick Reference Guide
29	Introduction
30	Executive Summary
30	Impact of Separation
31	2017 Operational, Strategic, and Financial Highlights
32	Compensation Philosophy
33	Pay for Performance
35	What We Do vs. What We Don’t Do
35	Elements of Valvoline’s Executive Compensation Program
36	How We Make Pay Decisions
36	Role of Consultant
36	Peer Group
38	Benchmarking / Survey Data
38	Internal Pay Equity
38	Compensation Decisions for Fiscal 2017
38	Base Salary
39	Annual Incentive
40	Long-term Incentive
43	Other Benefits and Perquisites
43	Health and Welfare Benefits
44	Executive Perquisites
44	Post-termination
44	Retirement Benefits
44	Severance Benefits
45	Change-in-Control Benefits
47	Governance Policies and Practices
47	Clawback Policy
47	Stock Ownership Guidelines
47	Anti-Hedging / Anti-Pledging Policy
48	Risk Assessment
48	Compensation Decisions for Fiscal 2018
49	Deductibility of Compensation
49	Report of the Compensation Committee

Introduction

This Compensation Discussion and Analysis describes our executive compensation philosophy, policies, and practices. This section also details the 2017 compensation paid to those individuals who served as our principal executive officer (“CEO”) and principal financial officer (“CFO”) during the year ended September 30, 2017, as well as the three next most highly compensated executive officers as of September 30, 2017. The individuals listed below are collectively referred to as Valvoline’s “Named Executive Officers” or “NEOs”:

Samuel J. Mitchell, Jr.

Chief Executive Officer

Mary E. Meixelsperger

Chief Financial Officer

Julie M. O’Daniel

Senior Vice President, General Counsel and

Corporate Secretary

Craig A. Moughler

Senior Vice President, International &

Product Supply

Anthony R. Puckett

President, Quicklubes

2018 PROXY STATEMENT 29

Executive Summary

Impact of Separation

Prior to the IPO in September 2016, Valvoline was a wholly-owned subsidiary of Ashland. The final separation occurred on May 12, 2017, at which time we became an independent public company. Based on the shares of Ashland common stock outstanding as of May 5, 2017, the record date for the distribution, each share of Ashland common stock received 2.745338 shares of Valvoline common stock.

Due to the timing of the IPO, fiscal 2017 compensation for the Named Executive Officers was largely determined by the Personnel & Compensation Committee of Ashland’s Board of Directors (the “Ashland P&C Committee”) based on recommendations from Ashland senior leadership (including Mr. Mitchell, in his capacity prior to IPO as Senior Vice President and President, Valvoline). However, following the IPO and establishment of the Valvoline Compensation Committee, a thorough review of current compensation practices was conducted and a number of changes were made to more closely reflect Valvoline’s philosophy as an independent public company:

Changes to the 2017 Compensation Program

	What We Did		Why We Did It
Annual Incentive Plan	•	Removed safety modifier.	•	Safety is fundamental to all that we do at Valvoline and a requirement in the daily course of business. It is not necessary to incentivize it in our annual incentive plan.
	•	Increased the Operating Segment participants’ Corporate Operating Income weighting from 20% to 30% with a corresponding reduction from 70% to 60% to their Operating Segment goals.	•	Foster increased collaboration and alignment of Operating Segments to the overall success of Valvoline.
Long-term Incentive Plan	•	Removed Return on Investment (“ROI”) and introduced Earnings per Share (“EPS”) as core metric.	•	EPS has greater line of sight for participants and closely aligns with shareholder value creation.
	•	Changed TSR from 50% of the total weighting to a 25% modifier.	•	Based on our status as a newly independent company, emphasizes financial and operational objectives.
			•	Relative TSR is still important and will be used to adjust final payouts to maintain alignment with shareholders.
	•	Peer group for relative TSR measurement changed from materials companies in S&P 500 and S&P 400 indices to the entire S&P 500 index.	•	Prior group reflected Ashland’s status as a materials company. Valvoline is a branded consumer products and services company.
			•	Selection of S&P 500 increases robustness of relative TSR comparisons.
Stock Ownership Guidelines	•	Adopted new guidelines based on multiple of salary.	•	Preparation to be stand-alone company.
	•	Added stock retention provision.	•	Align with new Valvoline compensation philosophy.

30	2018 PROXY STATEMENT

At the time of final separation, all outstanding Ashland-denominated equity awards held by Valvoline employees were converted to Valvoline stock in a manner that preserved the pre-separation value of the award. The awards were converted using the volume-weighted average price (“VWAP”) for the 10 trading days starting on May 15, 2017 (first trading day following final separation). This resulted in an exchange ratio of 1 Ashland share to 5.380395 Valvoline shares, and an adjustment to the exercise price of outstanding SARs of 1/5.380395. A sample adjustment is shown below:

Example of Conversion of Outstanding Equity Awards

	Equity Awards Denominated in Ashland (Pre-seperation)		Exchange Ratio		Equity Awards Denominated in Valvoline (Post-seperation)
Restricted Stock, Restricted Stock Units, or Performance Units	100 shares	x	5.380395	=	538 shares
SARs	100 shares	x	5.380395	=	538 shares
	with				with
	Exercise price of $100.00	÷	5.380395	=	Exercise price of $18.59

(1)	Restricted stock awards and SARs were rounded down to the nearest whole unit; restricted stock units and performance stock units were rounded to three decimal places. The exercise price of SARs was rounded up to the nearest penny.

2017 Highlights

Valvoline delivered strong results for fiscal 2017. Below are a few of our significant accomplishments:

FY17 Financial Highlights		FY17 Operational Highlights		FY17 Strategic Highlights
•	Sales from operating segments increased 8% year-over-year.	•	Successful completion of final separation from Ashland.	•	Packaging innovation in Core North America segment.
•	Total adjusted EBITDA(1) up 13% year-over-year	•	Sustained performance in Q4 despite hurricane disruptions.	•	Investment in digital and marketing infrastructure.
•	Strong free cash flow(1) generation of $196 million.	•	Premium mix in Core North America improved 440 basis points.	•	SG&A investments to establish infrastructure as a standalone public company.
•	Total lubricant volume grew 3% to 179.7 million gallons.	•	Added 59 VIOC stores for a total of 1,127 overall; strong store-level execution with 7.4% same-store sales growth.	•	Reduced pension risk related to assumed obligations from Ashland.

(1)	For a reconciliation of adjusted EBITDA and free cash flow, non-GAAP measures, refer to the “Five-Year Selection Financial Information” and Table reconciling net income to EBITDA and Adjusted EBITDA on Pages 26-27 in Item 6 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

2018 PROXY STATEMENT 31

Compensation Philosophy

During the year, the Compensation Committee adopted a new Compensation Philosophy that is intended to more closely reflect Valvoline’s status as an independent public company and to align our compensation program with the interests of our shareholders. This newly adopted philosophy supports our business strategy, financial objectives, and corporate vision to deliver profitable growth.

Objectives	•	Attract, retain, and motivate a high-performing employee population.
	•	Link a meaningful portion of compensation to sustained long-term performance that will create shareholder value.
	•	Provide transparency to key stakeholders.
	•	Mitigate risk through sound design and decision making.
Supports Profitable Growth	•	Balancing short-term financial goals with long-term value creation.
	•	Routinely evaluating compensation program effectiveness.
	•	Ensuring participants are not motivated to take excessive risk.
	•	Recognizing individual contributions and potential through pay decisions.
Use of Multiple Levels to Deliver Total Compensation	•	Base salary attracts and retains by providing a market competitive fixed income.
	•	Annual incentive programs focus executives on short-term financial performance.
	•	Long-term incentive awards align executive with shareholder interests, link compensation with key business objectives and share price, and build meaningful executive ownership in the company.
Pay Positioning	•	Benchmark pay levels and practices against an appropriate peer group
	•	Targets the 50th percentile of the competitive range for target total direct compensation and allows company performance to drive actual compensation up or down.

32	2018 PROXY STATEMENT

Pay for Performance

This section describes how Valvoline’s short-term and long-term performance is linked to the NEOs’ fiscal 2017 compensation.

How do we link performance and pay?	•	A substantial portion of our NEOs’ pay is tied to short-and long-term incentives
	•	The performance metrics balance key short-term financial goals with long-term shareholder value creation
	•	For fiscal 2017, the annual incentive plan was based on Valvoline Operating Income and Working Capital Efficiency, with Operating Segment performance included for Messrs. Moughler and Puckett.
	•	Awards earned and distributed under our long-term incentive plan in fiscal 2017 were granted in November of 2015. As such, they include metrics (Return on Investment and relative Total Shareholder Return) and goals that reflect operations of Ashland prior to Valvoline’s final separation from Ashland.
	•	Performance-based long-term incentive awards made during fiscal 2017 are based on Valvoline EPS performance targets that reflect strong year-over-year growth.
How did we perform?	2017 Annual Incentive Plan
	•	Operating Income, as adjusted under the plan, of $410.5M, representing 95.9% achievement of the target goal
	•	Working Capital Efficiency of 12.67%, representing 100.0% achievement of the target goal
2015-2017 Performance Stock Units (“PSUs”)
	•	Return on Investment (ROI) for Ashland of 10.1%, representing 111.6% achievement of the target goal
	•	Total Shareholder Return (TSR) for Ashland of 19.2%, representing the 53rd percentile of the performance group and 106.7% of target performance.

2017 Annual Incentive Plan(1)

Executive	Incentive Metric	Weighting	Threshold	Target	Max	Actual	Payout%
Mr. Mitchell and Mses. Meixelsperger and O’Daniel	Valvoline Operating Income Valvoline Working Capital Efficiency	90% 10%	$371.3M 13.6%	$412.6M 13.0%	$443.5M 13.0%	$410.5M 12.67% Weighted Total	95.9% 100.0% 96.3%
Mr. Moughler	Valvoline Operating Income International Operating Segment Operating Income Valvoline Working Capital Efficiency	30% 60% 10%	$371.3M $78.9M 13.6%	$412.6M $87.7M 13.0%	$443.5M $94.3M 13.0%	$410.5M $86.1M 12.67% Weighted Total	95.9% 84.8% 100% 89.7%
Mr. Puckett	Valvoline Operating Income Quicklubes Operating Segment Operating Income Valvoline Working Capital Efficiency	30% 60% 10%	$371.3M $111.0M 13.6%	$412.6M $123.4M 13.0%	$443.5M $132.6M 13.0%	$410.5M $130.5M 12.67% Weighted Total	95.9% 142.7% 100.0% 124.4%

(1)	For fiscal 2017, operating income was calculated including pension income at planned levels and the Compensation Committee approved certain other adjustments for acquisitions, accounting and tax-related items with a net positive impact of less than $4 million for purposes of determining annual incentive payouts.

2018 PROXY STATEMENT 33

Payouts for 2015-2017 PSUs

Metric	Weighting	Adjusted Performance Measurement Period	Performance Target	Actual Achievement	Actual Payout as a Percentage of Target Payout
Ashland Return on Investment	50%	October 1, 2014 through March 31, 2017 (latest quarter prior to separation)	9.9%	10.1%	111.6%
Ashland Total Shareholder Return	50%	October 1, 2014 through May 12, 2017 (latest trading date prior to separation)	50th percentile	53rd percentile	106.7%
Weighted Performance Results: 109.2%

To reinforce our pay-for-performance philosophy, the total compensation program for the NEOs is highly incentive-based and therefore fluctuates based on financial results and stock price performance. This approach motivates executives to consider the impact of their decisions on both the short- and long-term performance of the Company and shareholder value creation, while taking appropriate types and amounts of risk.

For fiscal 2017, seventy-one percent (71%) of the CEO’s target compensation and fifty-nine percent (59%) of the other NEOs’ target compensation, on average, was at-risk.

Pay Mix of CEO and Other NEOs

34	2018 PROXY STATEMENT

What We Do vs. What We Don’t Do

What We Do	What We Don’t Do

  ✓  Emphasize pay-for-performance

  ✓  Utilize a balance of short- and long-term incentives and cash- and equity-based compensation

  ✓  Engage in rigorous goal-setting process for all incentive metrics

  ✓  Apply robust stock ownership guidelines

  ✓  Subject all equity awards to double-trigger change-in-control vesting provisions

  ✓  Maintain a robust clawback policy

  ✓  Use a representative and relevant peer group

  ✓  Use an independent compensation consultant

  ✓  Provide Board oversight of incentive compensation risk

×  No tax gross ups on change-in-control payments

×  No single-trigger change-in-control payments

×  No hedging or pledging of Company stock

×  No excessive perquisites

×  No re-pricing of equity awards

×  No share re-cycling

×  No employment agreements

×  No dividends or dividend equivalents on unearned PSUs

Elements of Valvoline’s Executive Compensation Program

Valvoline’s executive compensation program for 2017 consisted of the following elements for our NEOs:

	Element of Compensation	Purpose	Relevant Performance Metric
Annual Cash Compensation	Base Salary	To provide fair and competitive compensation representative of individual performance and level of responsibility.	Merit increase guidelines based on individual performance rating	Fixed
	Annual Incentive Compensation	To provide performance-based annual cash award based on Valvoline and Operating Segment performance in order to motivate and reward key employees for achieving our short-term business objectives.	Operating Income and Working Capital Efficiency	Variable
Long-Term Incentive	Stock Appreciation Rights	To align participants’ interests with shareholders.	Value only realized if stock price increases
	Time-Vested Restricted Stock Units	To enhance the program’s ability to retain participants and drive long-term behavior.	Time-vested
	Performance Stock Units	To provide performance-based equity compensation in the form of performance stock units to drive Valvoline’s long-term performance.	EPS and relative TSR
Benefits and Perquisites	Retirement Benefits	To provide tax-efficient means for building savings for retirement over the term of employment.		Fixed
	Health and Welfare Benefits	To provide access to medical care for employees and their families, as well as financial security to the families of employees who may become ill, disabled, or die during active employment.
	Executive Perquisites – Financial Planning	To address the complex tax and financial situations of our senior executives.
	Severance Pay Plan	To provide for protection of compensation in the event of a covered termination and secure restrictive covenants to protect the Company’s interests.
	Change in Control Agreements	To provide for protection of compensation, which allows executives to remain objective and act in the best interests of shareholders without regard for their future employment status in the event of a change in control and covered termination, and secure restrictive covenants to protect the Company’s interests.

2018 PROXY STATEMENT 35

How We Make Pay Decisions

Role of Consultant

The Compensation Committee directly engages Deloitte Consulting LLP (“Deloitte” or the “compensation consultant”) to serve as the outside advisor on executive compensation matters. Deloitte’s role includes, but is not limited to, assessment of the following items:

•	The competitiveness of total compensation provided to Valvoline’s key executives;

•	Executive stock ownership guidelines;

•	Change in control severance agreements for key executives;

•	Incentive compensation programs for risk;

•	Composition of the peer group used to benchmark executive compensation;

•	The degree of difficulty of the performance targets under incentive compensation plans;

•	Compensation-related disclosures, including this CD&A; and

•	The alignment of actual pay and performance.

In addition to the compensation services provided by Deloitte to the Compensation Committee, Deloitte affiliates provided certain services at the request of management consisting of (i) tax accounting assistance and (ii) valuation and modeling services. The total fees of compensation-related services and other services are shown in the table below.

Fees Paid to Consultant

	2017	%
Executive Compensation Fees	$329,949	54%
All Other Fees	$285,069	46%
Total	$615,018	100%

The Compensation Committee believes that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the Compensation Committee concerning executive compensation matters.

In making this determination, the Compensation Committee considered, among other things, the following factors:

•	The types of non-compensation services provided by Deloitte;

•	The amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte’s total revenues for the period;

•	Deloitte’s policies and procedures concerning conflicts of interest;

•	Deloitte representatives who advise Valvoline’s Compensation Committee do not provide any non-compensation related services to Valvoline;

•	There are no other business or personal relationships between Valvoline management or members of the Valvoline Compensation Committee and the Deloitte representatives who provide compensation services to Valvoline; and

•	Neither Deloitte nor any of the Deloitte representatives who provide compensation services to Valvoline own any common stock or other securities of Valvoline.

Peer Group

As detailed in our compensation philosophy, we benchmark pay levels and practices against a peer group for the purposes of evaluating NEO compensation. Prior to the final separation of Valvoline from Ashland, a preliminary

36	2018 PROXY STATEMENT

group was used to make compensation decisions for fiscal 2017. The group was comprised of the following companies: Dr. Pepper Snapple Group, Energizer Holdings, Fortune Brands Home & Security, Inc., Innospec, Inc., LKQ Corporation, Monro Muffler Brake, Inc., Newell Brands, NewMarket Corporation, Olin Corporation, Pep Boys—Manny Moe & Jack, Scotts Miracle-Gro Company, Snap-On Inc., Spectrum Brands Holdings, The Church and Dwight Company, The Clorox Company, Tupperware Brands Corporation, and Valspar Corporation.

In June 2017, Deloitte performed a comprehensive review of our peer group using the following criteria:

•	Industry; specifically, companies that market consumer (durable and non-durable) goods, focus on the automotive industry, operate in the lubricants / chemical space, and/or maintain a large retail footprint or market primarily through retail channels.

•	Size;

•	Complexity;

•	Peer group similarity (including a “peer of peer” analysis); and

•	Competitive market for talent

The peer group was reviewed and approved by the Compensation Committee, with assistance from management, and is comprised of the following companies:

Peer Group

Company	Size(1)	Consumer Brand/Retail(2)	Chemical(3)	Automotive(4)
Valvoline	✓	✓	✓	✓
The Clorox Company		✓	✓
Spectrum Brands Holdings, Inc.		✓	✓	✓
Snap-on Incorporated	✓	✓		✓
Church & Dwight Co., Inc.	✓	✓	✓
Cooper Tire & Rubber Company	✓	✓		✓
The Scotts Miracle-Gro Company	✓	✓	✓
Revlon, Inc.	✓	✓	✓
Edgewell Personal Care Company	✓	✓	✓
Tupperware Brands Corporation	✓	✓
Nu Skin Enterprises, Inc.	✓	✓	✓
NewMarket Corporation	✓		✓	✓
Central Garden & Pet Company	✓	✓	✓
Energizer Holdings, Inc.	✓	✓
W. R. Grace & Co.	✓		✓	✓
Monro Muffler Brake, Inc.	✓	✓		✓
Innospec Inc.			✓	✓
Quaker Chemical Corporation			✓	✓
WD-40 Company		✓	✓

(1)	Generally, between one-half and two times the size of Valvoline’s revenue

(2)	Markets durable and non-durable consumer products and/or maintains a large retail footprint or markets primarily through retail channels

(3)	Operates in lubricants / chemical space

(4)	Focuses on the automotive industry

2018 PROXY STATEMENT 37

Benchmarking / Survey Data

Over the course of the year, our Compensation Committee analyzes the total compensation of our executive officers. To facilitate this analysis, management works with the independent compensation consultant to provide the Compensation Committee with data that include base salaries, and short- and long-term incentive opportunities. The independent compensation consultant also provides information on performance metrics, long-term incentive vehicles and weightings of those vehicles, post-employment benefits, such as severance and retirement vesting provisions, and compensation trends, as necessary. This data reflects recent publicly available information for our peer group and other market survey data discussed further below. We believe that it provides the Compensation Committee with a sufficient basis to analyze both the level and design of the total compensation provided our executive officers. As stated in our compensation philosophy, we target the 50th percentile of the competitive range for target total direct compensation, with a significant element of compensation “at-risk”. Therefore, actual compensation levels are highly dependent on company, operating segment, and / or individual performance.

Where sufficient benchmark data is not available from public filings, we utilize published survey data as a supplementary source. The survey data focuses on consumer products and general industry companies and is size-adjusted based on revenues and a statistical regression analysis that is consistent with the corporate or business segment responsibilities for each executive.

Internal Pay Equity

In addition to being competitive with the external market, we believe that our executive compensation program should be internally consistent and equitable. In its review of total compensation, our Compensation Committee considers the relationship between our CEO’s total compensation and that of our other Named Executive Officers, as well as the consistency and pay equity among those Named Executive Officers. For 2017, the Compensation Committee concluded that our CEO’s compensation was reasonable compared to that of our other Named Executive Officers, and the 2017 compensation of each of our non-CEO Named Executive Officers was internally consistent and equitable in light of their respective roles, responsibilities, experience, and reporting relationships.

“Say on Pay”

We held our first annual meeting of shareholders on January 24, 2017. At this meeting, Valvoline shareholders voted on two proposals related to executive pay. The first proposal was a non-binding advisory vote on our executive compensation (“Say on Pay”) as disclosed in the Proxy Statement for fiscal 2016. The Say on Pay proposal received a FOR vote from 99.8% of votes cast. The second proposal was a recommendation to include a non-binding advisory vote on our executive compensation as disclosed in the Proxy Statement every year, which passed with over 99% of the votes cast. Based upon the strong shareholder support of the Board’s recommendation that shareholders be provided the option to vote on Say on Pay annually, our Board will hold a Say on Pay vote annually.

We anticipate ongoing dialogue with our shareholders regarding Valvoline’s executive compensation programs. We will consider any and all feedback pertaining to these programs in future decision making and program design.

Compensation Decisions for Fiscal 2017

Base Salary

Valvoline utilizes merit increase guidelines based on an individual’s performance and his or her position relative to the competitive market median to formulate recommendations. All employees, including the Valvoline NEOs, are generally subject to the same merit increase guidelines, and increases have historically been effective in Spring of each year. In preparation for the separation of Valvoline as an independent, publicly-traded company, the compensation consultant prepared a competitive assessment of Valvoline’s NEOs. The Compensation Committee reviewed the analysis and approved the base salaries below effective October 1, 2016, to recognize the size and scope of each executive’s respective role and motivate a continued high level of performance through and after the separation. In the case of Mr. Mitchell, he was provided an increase effective October 1, 2016 to recognize his promotion to Chief Executive Officer of Valvoline, prior to the completion of our initial public offering on September 28, 2016. The subsequent increase on May 1, 2017 was made in conjunction with the final separation, after which Mr. Mitchell became Chief Executive Officer of an independent, publicly-traded company.

38	2018 PROXY STATEMENT

Fiscal 2017 Base Salary

Executive	Effective Date	Base Salary
Samuel J. Mitchell, Jr.	10/1/2016	$800,000
	5/1/2017	$950,000
Mary E. Meixelsperger	10/1/2016	$535,000
Julie M. O’Daniel	10/1/2016	$380,000
Craig A. Moughler	10/1/2016	$350,000
Anthony R. Puckett	10/1/2016	$310,000

Annual Incentive

Under the annual incentive plan, target annual incentive opportunities for all Valvoline NEOs are expressed as a percentage of the base salary in effect at the end of the performance period. Mr. Mitchell’s target was increased by 10 percentage points to reflect his new role as CEO of an independent, publicly-traded company and Ms. O’Daniel’s target was increased by 8 percentage points to reflect her new role as General Counsel. All other NEOs’ target opportunities remained the same following final separation.

Changes in Target Annual Incentive Opportunity

Executive	FY16 Target Opportunity (% of Salary)	Increase	FY17 Target Opportunity (% of Salary)
Samuel J. Mitchell, Jr.	90%	+10%	100%
Mary E. Meixelsperger	75%	—	75%
Julie M. O’Daniel	42%	+8%	50%
Craig A. Moughler	50%	—	50%
Anthony R. Puckett	50%	—	50%

For fiscal 2017, the primary metrics for the annual incentive plan were Operating Income and Working Capital Efficiency, weighted 90% and 10%, respectively. Operating Income is a key indicator of Valvoline corporate and Operating Segment profitability. Operating Income may be adjusted by the Compensation Committee for unplanned or one-time items, such as gains or losses on the disposition of assets, impairment or restructuring charges or gains on divestitures of major businesses. Working Capital Efficiency focuses on three key cash flow drivers (accounts receivable, inventory and accounts payable) and is measured as a percentage of sales. This measurement was chosen because Working Capital Efficiency, like Operating Income, is an important measure of Valvoline’s ability to optimize cash flow. For the Operating Income metric, Mr. Mitchell and Mses. Meixelsperger and O’Daniel are measured on corporate performance, while Messrs. Moughler and Puckett are measured on performance at both the corporate and Operating Segment levels, 30% and 60%, respectively.

2018 PROXY STATEMENT 39

Performance Against 2017 IC Metrics

Metric	Threshold	Target	Maximum	Actual Achievement	Payout as a % of Target
Corporate Operating Income(1)(3)(4)	$371.3M	$412.6M	$443.5M	$410.5M	95.9%
International Operating Segment Operating Income(1)(3)(4)	$78.9M	$87.7M	$94.3M	$86.1M	84.8%
Quicklubes Operating Segment Operating Income(1)(3)(4)	$111.0M	$123.4M	$132.6M	$130.5M	142.7%
Corporate Working Capital Efficiency(2)(3)	13.59%	12.94%	12.94%	12.67%	100.0%

(1)	Threshold performance results in payout of 20% of target opportunity, maximum performance results in payout of 155.5% of target opportunity.

(2)	Threshold performance results in payout of 20% of target opportunity, target performance or better results in 100% of target opportunity.

(3)	Maximum aggregate payout opportunity is 150% of target opportunity ((155.5% * 90%) + (100% * 10%)).

(4)	For fiscal 2017, operating income was calculated including pension income at planned levels and the Compensation Committee approved certain other adjustments for acquisitions, accounting and tax-related items with a net positive impact of less than $4 million for purposes of determining annual incentive payouts.

Actual annual incentive awards are calculated as follows:

Payouts Under 2017 Annual Incentive Plan

Executive	FY17 Salary	FY17 Target Opportunity (% of Salary)	Target Annual Cash Incentive Opportunity	Actual as a % of Target Payout	Amount Earned for 2017
Samuel J. Mitchell, Jr.	$950,000	100%	$950,000	96.3%	$914,945
Mary E. Meixelsperger	$535,000	75%	$401,250	96.3%	$386,444
Julie M. O’Daniel	$380,000	50%	$190,000	96.3%	$182,989
Craig A. Moughler	$350,000	50%	$175,000	89.7%	$156,888
Anthony R. Puckett	$310,000	50%	$155,000	124.4%	$192,805

Long-term Incentive

Target long-term incentive opportunities for the NEOs are shown below. Mr. Mitchell’s target long-term incentive opportunity was increased to reflect his new role as CEO of an independent, publicly-traded company. For fiscal 2017, we revised the long-term incentive opportunities for Messrs. Moughler and Puckett and Ms. O’Daniel from a fixed dollar amount to a percentage of base salary to align more closely with Valvoline leadership and market practice. The absolute change in value was negligible for Messrs. Moughler and Puckett. The increase for Ms. O’Daniel reflects her promotion to General Counsel.

Changes in Target Long-term Incentive Opportunity

Executive	FY16 Target Opportunity (% of Salary)	Change	FY17 Target Opportunity (% of Salary)
Samuel J. Mitchell, Jr.	135%	40%	175%
Mary E. Meixelsperger	140%	—	140%
Julie M. O’Daniel	$75,000	Approximately 40%	75%
Craig A. Moughler	$142,000	—	50%
Anthony R. Puckett	$142,000	—	50%

In fiscal 2017, our long-term incentive program for the NEOs consisted of 25% stock appreciation rights (“SARs”), 25% restricted stock units (“RSUs”), and 50% performance stock units (“PSUs”). The Compensation Committee

40	2018 PROXY STATEMENT

chose these vehicles and weightings to (a) align executive pay with shareholder value creation, (b) provide PSUs that directly link executive pay with the Company’s long-term goals, and (c) facilitate stock ownership and retention. Pursuant to the terms of the Awards, each recipient is subject to non-compete and non-solicitation covenants during employment and for 24-months following termination.

Prior to the final Separation of Valvoline, the Ashland P&C Committee approved the acceleration of performance certification for the 2015-2017 PSUs. The performance of the 2016-2018 PSUs and Mr. Mitchell’s award made under the Executive Performance Incentive and Retention Plan (“EPIRP”) in November of 2015 were also certified by Ashland’s P&C Committee and our Compensation Committee during fiscal 2017 pursuant to the award agreements.

2015-2017 PSUs

The 2015-2017 PSUs were designed to measure performance from October 1, 2014 to September 30, 2017. The Ashland P&C Committee determined that a sufficient portion of the performance period had elapsed as of final separation on May 12, 2017 to measure performance. Performance was certified as shown below, with all outstanding awards converted to RSUs that vested and settled in shares of Valvoline common stock on November 12, 2017, the original vesting date. Based on above-target ROI and relative TSR performance, the overall award was earned at 109.2% of target.

Payouts for 2015-2017 PSUs

Metric	Weighting	Adjusted Performance Measurement Period	Performance Target	Actual Achievement	Payout as a % of Target
Ashland Return on Investment	50%	October 1, 2014 through March 31, 2017 (latest quarter prior to separation)	9.9%	10.1%	111.6%
Ashland Relative TSR	50%	October 1, 2014 through May 12, 2017 (last trading date prior to separation)	50th percentile	53rd percentile	106.7%
Weighted Performance Results: 109.2%

2018 PROXY STATEMENT 41

2016-2018 PSUs

In anticipation of the final Separation, the 2016-2018 PSUs were designed to measure performance from October 1, 2015 through 120 days after the final Separation. Based on the timing of final Separation, one-third of the target award was converted to time-based RSUs, with the remaining two-thirds subject to performance conditions. The converted RSUs will vest and be settled in shares of Valvoline common stock on November 18, 2018, the original vesting date. ROI performance was slightly below target performance while relative TSR performance was below the 35th percentile threshold. Based on the combined performance results, the portion of the award subject to performance-criteria was earned at 48.4% of target.

Payouts for 2016-2018 PSUs

Metric	Weighting	Adjusted Performance Measurement Period	Performance Target	Actual Achievement	Payout as a % of Target
Ashland Return on Investment	50%	October 1, 2014 through March 31, 2017 (latest quarter prior to separation)	8.9%	8.8%	96.8%
Combined Ashland/Valvoline relative TSR	50%	October 1, 2014 through September 8, 2017 (120 trading days after separation)	50th percentile	22nd percentile	0%
Weighted Performance Results: 48.4%

EPIRP

The EPIRP was designed in a similar manner to the 2016-2018 PSUs, but the entire performance component of the award was based on relative Total Shareholder Return. The awards were granted at the maximum level, and the portion of the award subject to the performance condition was determined by the timing of Valvoline’s final separation from Ashland. Based on the final separation date, a total of one-sixth of the shares awarded converted to time-based RSUs. TSR performance was below the threshold performance level of the 35th percentile, resulting in no earned shares for the performance-based portion of the award.

Payouts for EPIRP

Metric	Adjusted Performance Measurement Period	Performance Target	Actual Achievement	Actual Payout as a Percentage of Target Payout
Combined Ashland/Valvoline Total Shareholder Return	October 1, 2014 through September 8, 2017 (120 trading days after separation)	50th percentile	22nd percentile	0%

42	2018 PROXY STATEMENT

Design of 2017-2019 PSUs

In November 2016, consistent with our regular grant cycle, the Compensation Committee (with the approval of Ashland’s P&C Committee) awarded PSUs to the NEOs for the 2017-2019 performance period. These awards were granted out of Ashland’s equity incentive plan and designed to be settled in cash at the end of the performance period. The awards are based solely on EPS with a relative TSR modifier as shown below:

	Design	Rationale
EPS 100% of award

•   25% for each year during the performance period (75% total).

•   25% for 2017-2019 cumulative measurement period.

•   All goals set at the beginning of the three-year performance period.

•   All awards vest at the end of the three-year performance period.

•   Actual payouts can range from 0% to 200% of target based on performance versus pre-established goals.

•   Requiring annual and cumulative goals ensures that EPS growth is measured both annually and cumulatively over the three-year period, rewarding sustained performance.

•   Annual performance goals improve visibility to the relative attainability and difficulty of the goals and, as a result, better align performance and payouts.

Relative TSR 25% Modifier	• Measured against S&P 500 index from October 1, 2016 to September 30, 2019 • Applies to entire award • Maximum payout is 250% of target		• While focus is on financial and operational goals, relative TSR is still important to ensure alignment with shareholders over the entire performance period
	Relative TSR Performance	Adjustment
	≤25th %ile	-25%
	26th – 74th %ile	No Impact
	≥75th %ile	+25%

In order to increase alignment with shareholders, on September 14, 2017, the Compensation Committee granted RSUs to certain senior executive officers of Valvoline, including Messrs. Moughler and Puckett and Mses. Meixelsperger and O’Daniel, but excluding Mr. Mitchell. Each executive was granted an award representing 12,500 shares of Valvoline’s common stock that cliff vest on September 14, 2020, subject to the executive officer remaining continuously employed by Valvoline through the vesting date.

Other Benefits and Perquisites

Health and Welfare Benefits

The health of all employees is important to Valvoline, as is the need to provide for financial security to the families of employees who may become ill, disabled or die during active employment. Valvoline provides a wide variety of health and welfare benefit plans to a majority of its active U.S. workforce, including the NEOs. These plans include medical, dental, vision, life, accidental death and dismemberment, and business travel and accident coverage. These benefits are targeted at market competitive levels. Valvoline’s NEOs participate in the same plans and are eligible for the same coverage as other employees.

2018 PROXY STATEMENT 43

Executive Perquisites

Valvoline provides financial planning services (including tax preparation) for the NEOs.

Post-termination

Retirement Benefits

Valvoline offers a combination of tax-qualified and non-qualified retirement plans designed to assist executives in building savings for retirement over the term of their employment.

401(k) Plan	•	Tax-qualified defined contribution plan available to generally all employees, including NEOs
Valvoline Non- Qualified Defined Contribution Plan (“NQDC Plan”)	•	Unfunded, non-qualified defined contribution plan
	•	Provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the tax-qualified 401(k) plan
Ashland Hercules Pension Plan (“Pension Plan”)	•	Tax-qualified defined benefit plan
	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016
Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”)	•	Unfunded, non-qualified defined benefit plan
	•	Provides benefit equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan
	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016
Supplemental Early Retirement Plan (“SERP”)	•	Unfunded, non-qualified plan
	•	Closed to new participants
	•	Benefit accruals frozen September 30, 2016
	•	Provides supplemental retirement arrangement for select group of management

Severance Benefits

Our NEOs are covered by the Severance Pay Plan, which provides benefits in the event of a covered termination from employment absent a change-in-control.

Conditions for Severance Benefits

Covered Terminations	Post-employment Covenants

•   Permanent closing of a location or plant;

•   Job discontinuance;

•   Resignation for good reason (defined as a reduction of 15% or more of the sum of base salary and target annual bonus or relocation of principal place of business by more than 50 miles); or

•   Any circumstances in which your active employment is terminated at the Company’s initiative for reasons not excluded under the plan

•   Agree to a general release of liability;

•   Refrain from competitive activity;

•   Not disclose confidential information; and

•   Refrain from soliciting customers or employees of Valvoline or otherwise interfere with Valvoline’s business for a stated period of time following termination

44	2018 PROXY STATEMENT

Our NEOs are eligible for the following severance benefits:

Severance Benefits

Executive	Cash Severance	Annual Bonus	Outplacement Services	Health Benefit Continuation	Equity Vesting
Samuel J. Mitchell, Jr.	104 weeks of base pay	Pro-rata based on actual performance	$25,000	104 weeks of continued coverage	All outstanding equity awards forfeited except by Compensation Committee discretion
Mary E. Meixelsperger	78 weeks of base pay			78 weeks of continued coverage
Julie M. O’Daniel
Craig A. Moughler
Anthony R. Puckett

Change-in-Control Benefits

All of our NEOs have a double-trigger change-in-control agreement with us that have substantially the same terms and conditions as summarized below:

Summary of Change-in-Control Provisions

	Mr. Mitchell	All Other NEOs
Protection Period	• Two years following change-in-control	• Two years following change-in-control for cash severance payments; • One year following change-in-control for equity vesting benefits per 2016 Valvoline Incentive Plan, section 12(A)(1)
Benefits (only paid upon a change-in-control and qualifying termination)

•    Payment of three times the sum of highest annual base compensation and highest target annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs, in a lump sum, paid in the seventh month following termination;

•    Continued participation in medical, dental and group life plans through December 31 of the third calendar year following the calendar year of termination;

•    Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•    Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•    Outplacement services and financial planning services for one year after termination;

•    Payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination; and

•    Immediate vesting of all outstanding RS/RSUs, SARs and stock options

•    Payment of two times the sum of annual base compensation and target annual incentive compensation;

•    Continued participation in group health plans for two years following termination;

•    Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•    Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•    Outplacement services up to $25,000;

•    Payment of all unused, earned and accrued vacation; and

•    Immediate vesting of all outstanding RS/RSUs, SARs and stock options

2018 PROXY STATEMENT 45

	Mr. Mitchell	All Other NEOs
Definition of Cause

•    Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•    Willfully engaging in gross misconduct demonstrably injurious to Valvoline after a written request to cease such misconduct; or

•    Conviction or plea of nolo contendere for a felony involving moral turpitude

•    To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause

•    Willfully failing to substantially perform duties (except in the case of disability);

•    Willfully engaging in gross misconduct demonstrably injurious to Valvoline; or

•    Conviction or plea of nolo contendere for a felony involving moral turpitude

Definition of Change-in-Control

•    The consolidation or merger of Valvoline into an unrelated entity in which the former Valvoline shareholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the shareholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•    The sale, lease, exchange or other transfer of 80% or more of Valvoline’s assets;

•    A shareholder approved liquidation or dissolution;

•    The acquisition of 20% or more of the outstanding shares of Valvoline by an unrelated person without approval of the board of directors; or

•    Changes to the Valvoline board of directors during two consecutive years that result in a majority of the Valvoline board of directors changing from its membership at the start of such two consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes

Definition of Good Reason

•    Significant diminution of positions, duties, responsibilities or status, or a diminution in titles or offices

•    Reduction to base salary of 15% or more;

•    Relocation exceeding 50 miles;

•    Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•    Material breach of the executive change in control agreement or a failure to assume such agreement

•    Significant diminution of positions, duties, responsibilities or status

•    Reduction of 15% or more of the sum of (i) annual base salary plus (ii) target annual bonus;

•    Relocation exceeding 50 miles;

•    Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•    Material breach of the executive change in control agreement or a failure to assume such agreement

Definition of Qualifying Termination	• Termination after a change in control, for any reason other than death or disability; by Valvoline for cause; or by the NEO other than for Good Reason
Tax gross-ups	• None, benefits scaled back using a “best-after-tax” approach
Post-employment Covenants	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 36 months and non-disclosure of confidential information indefinitely	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 24 months and non-disclosure of confidential information indefinitely

46	2018 PROXY STATEMENT

Governance Policies and Practices

Clawback Policy

Valvoline adopted a clawback policy for executive officers, including the NEOs. This policy further strengthens the risk mitigation of our incentive programs by defining the economic consequences that misconduct has on the executive officers’ incentive based compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct as determined by the Board of Directors, the culpable executive officer is required to reimburse Valvoline for incentive-related compensation paid to him or her. In addition, the Board of Directors has the discretion to determine whether an executive will be required to repay incentive-related compensation, whether or not such officer was involved in the fraudulent activity or misconduct. Valvoline has a period of three years after the payment or award is made to seek reimbursement.

Stock Ownership Guidelines

Valvoline maintains stock ownership guidelines that align the interests of leadership, including the NEOs and non-employee directors, with those of its stockholders, by requiring each of the NEOs and directors to maintain a minimum ownership stake in the company. Each Covered Individual (defined as non-employee members of the Board of Directors and all U.S. employees designated as Section 16 Officers and/or in positions at the Senior Vice President level and above) by the guidelines will have 5 years from the later of (i) the effective date of the guidelines or (ii) the date such individual is hired or promoted into a covered role before they will be required to meet the requirements under the Valvoline Stock Ownership Guidelines. In the event that a Covered Individual is promoted to a new role within the organization and, as a result of such promotion, is subject to a higher guideline, the impacted individual shall have an additional 3 years from the date of promotion to achieve the new ownership guidelines.

Stock Ownership Guidelines

Role	Multiple of Salary or Annual Retainer
Chief Executive Officer	5x
Chief Financial Officer	3x
Other Executive Officers	2x
Non-Employee Directors	5x

Covered Individuals are required to retain 50% of the net share proceeds from any vesting or exercise activity to the extent they have not met their applicable stock ownership guideline. Once met, the ownership guideline will convert to a share equivalent in order to mitigate the impact of future share price fluctuations.

The following types of equity will count towards the ownership guidelines:

•	Unvested restricted stock and/or restricted stock units;

•	Shares awarded to or purchased by a Covered Individual pursuant to a Company employee benefit plan;

•	Shares owned by an immediate family member who shares the same household as the Covered Individual, including: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and also includes adoptive relationships;

•	Shares held in the dividend reinvestment plan;

•	Phantom shares (e.g., Deferral Plan Units); and

•	Shares of common stock held by Covered Individuals.

Anti-Hedging / Anti-Pledging Policy

Valvoline’s insider trading policy prohibits any director or executive officer, including the NEOs, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that

2018 PROXY STATEMENT 47

are designed to hedge or offset any decrease in the market value of equity securities of Valvoline: (i) granted to such person by Valvoline as part of the person’s compensation or (ii) held, directly or indirectly, by such person. Valvoline also prohibits all of its directors and officers from directly or indirectly pledging equity securities of Valvoline. Under the policy, the term “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise. The equity securities attributable to a director or officer for these purposes shall include equity securities attributable to the director or officer under applicable securities laws.

Risk Assessment

Valvoline’s compensation program is designed to motivate and reward employees and executive officers for their performance during the fiscal year and over the long term, while taking appropriate business risks. The Compensation Committee asked its independent compensation consultant to conduct a risk assessment of Valvoline’s incentive compensation plans in May 2017. Based on its review of the consultant’s risk assessment, a review of Valvoline’s internal controls and the risk mitigating components of Valvoline’s compensation programs, the Compensation Committee determined that Valvoline’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on Valvoline.

Compensation Decisions for Fiscal 2018

Looking forward to fiscal 2018, the Compensation Committee continued to review and refine the compensation program to better align with our compensation philosophy and shareholders. As a result, the compensation actions below were made effective for fiscal 2018:

Changes to the 2018 Compensation Program

	What We Did		Why We Did It
Annual Incentive Plan	•	Changed weighting of Operating Income metric from 90% to 80% for Valvoline global plan participants	•	At a weight of 90%, the materiality of any secondary measures were not substantial enough to incent participants.
	•	Reallocated 10% weight for Operating Segment, Business Unit, and Regional plan participants	•	Allow for a minimum weight of 20% to be assigned to growth oriented metrics within the business
•

Changed Working Capital Efficiency metric to:

•   Lubricant Volume for participants in the Global, Core North America, and International plans

•   Same Store Sales and Unit Growth for Valvoline Instant Oil Change

•   Inventory as % of Sales for Global Supply Chain employees to maintain focus on efficient cash and inventory management

			•	Highlight the importance of growing the business at both the operating segment and overall corporate levels.
			•	Achievement of plan will ensure profitable growth drives annual incentives
			•	Allow for a minimum weight of 20% to be assigned to growth oriented metrics within the business

Long-term Incentive Plan	•	Shift relative TSR Peer Group (modifier on EPS performance) to S&P 400 constituent companies	•	Maintain a mix of long-term incentive vehicles that is aligned to market practice and balances retention, shareholder alignment and performance
			•	More closely align relative TSR peer group to Valvoline’s size as a standalone entity while maintaining broad industry representation

48	2018 PROXY STATEMENT

Deductibility of Compensation

Valvoline attempts to maximize the tax deductibility of the compensation paid to its executives. However, tax rules may limit the tax deductibility of certain types of non-performance based compensation paid to the NEOs.

Valvoline considers the tax deductibility of compensation awarded to the NEOs, and weighs the benefits of awarding compensation that may be non-deductible against the conditions required by the tax law to obtain tax deductibility. The Compensation Committee believes that in certain circumstances the benefits of awarding nondeductible compensation exceed the benefits of awarding deductible compensation that is subject to limitations imposed by the applicable tax laws.

In addition, Valvoline considers various other tax rules governing compensation for our NEOs including (but not limited to) tax rules relating to fringe benefits, qualified and non-qualified deferred compensation, and compensation triggered by a change in control.

Report of the Compensation Committee

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Valvoline’s Proxy Statement for its 2018 Annual Meeting of Shareholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Mary J. Twinem, Chair

Stephen F. Kirk

Richard J. Freeland

Stephen E. Macadam

Vada O. Manager

Charles M. Sonsteby

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Compensation Committee report by reference.

2018 PROXY STATEMENT 49

Summary Compensation Table

The following table is a summary of compensation information for the fiscal 2017 for the Valvoline Named Executive Officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Compen- sation(3) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($) (h)	All Other Compen- sation(5) ($) (i)	Total ($) (j)
Samuel J. Mitchell Jr. Chief Executive Officer	2017	855,562	—	1,075,339	613,787	914,945	21,984	79,714	3,561,331
	2016	504,154	—	2,352,864	224,352	582,336	786,486	55,117	4,505,309
	2015	427,652	—	1,444,723	181,071	485,816	578,176	53,845	3,171,283
Mary E. Meixelsperger Chief Financial Officer	2017	535,000	—	860,793	328,758	386,444	—	172,831	2,283,826
	2016	144,038	—	517,365	—	135,505	—	20,838	817,746
Julie M. O’Daniel Senior Vice President, General Counsel and Corporate Secretary	2017	375,843	—	502,338	126,318	182,989	914	41,585	1,229,987
Craig A. Moughler Senior Vice President, International & Product Supply	2017	355,619	—	423,367	77,730	156,888	—	32,737	1,046,341
	2016	304,296	—	116,183	47,232	151,822	335,827	21,184	976,544
	2015	286,019	—	124,828	44,501	175,436	118,295	21,446	770,524
Anthony R. Puckett President, Quicklubes	2017	309,080	—	411,208	68,014	192,805	—	31,613	1,012,720

(1)	The values in column (e) represent the aggregate grant date fair value of fiscal 2017-2019 PSUs and time-based RSUs computed in accordance with FASB ASC Topic 718. The assumptions made when calculating the amounts for column (e) and the grant date fair values can be found in the footnotes to the Grants of Plan-Based Awards table. Values reflected in this column include awards originally issued to the Valvoline NEOs under Ashland incentive plans prior to Valvoline’s final Separation from Ashland.

The grant date fair value for the fiscal 2017-2019 PSUs for the NEOs receiving such awards would be as follows if the maximum performance was achieved for the 2017-2019 performance period: Mr. Mitchell—$1,789,587; Ms. Meixelsperger—$955,457; Ms. O’Daniel—$363,984; Mr. Moughler—$227,490; and Mr. Puckett—$212,324.

(2)	The values in column (f) represent the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718. In May 2017, outstanding SAR awards for the NEOs were converted into Valvoline-denominated SARs. Incremental fair value was calculated in accordance with FASB ASC Topic 718 for each of the NEOs as follows: Mr. Mitchell—$281,097; Ms. Meixelsperger—$45,514; Ms. O’Daniel—$29,957; Mr. Moughler—$40,366; and Mr. Puckett – 43,211. The values in column (f) include the incremental value associated with SAR awards made during fiscal 2017.

(3)	The values in column (g) represent the amounts earned with respect to fiscal 2017 annual incentive awards.

(4)	Neither Ashland’s nor Valvoline’s non-qualified deferred compensation arrangements provide above-market or preferential earnings; therefore, for fiscal 2017, the amounts in column (h) represent only the one-year change between September 30, 2016 and September 30, 2017 in the present value of accrued benefits under qualified and non-qualified defined benefit plans. These plans are more fully discussed in the narrative to the Pension Benefits table.

(5)	Amounts reported in column (i) for fiscal 2017 are composed of the following items:

	401(k) Plan Match (a)	Matching Charitable Contributions (b)	Valvoline Contribution to Non- Qualified Defined Contribution Plan (c)	Financial Planning	Moving Expenses	Other (d)	Total
S.J. Mitchell	$40,272	$19,688	$3,659	$15,000	$—	$1,095	$79,714
M.E. Meixelsperger	$21,600	$3,750	$10,787	$15,000	$121,225	$469	$172,831
J.M. O’Daniel	$26,844	$394	$5,602	$8,507	$—	$238	$41,585
C.A. Moughler	$31,545	$—	$335	$195	$—	$662	$32,737
A.R. Puckett	$25,073	$721	—	$5,450	$—	$369	$31,613

(a)	The amounts in this column represent combined contributions by Ashland and Valvoline to the accounts of each of the NEOs under the Ashland and Valvoline 401(k) plans. The NEOs were participants in the Ashland 401(k) plan prior to January 1, 2017.

50	2018 PROXY STATEMENT

(b)	The amounts in this column represent matching charitable contributions made by Valvoline on behalf of the NEO through a program available to all salaried US-based Valvoline employees.

(c)	The amounts in this column represent Valvoline contributions made on behalf of the NEO to the Valvoline Non-Qualified Defined Contribution Plan, This plan provides company contributions based on limitations on contributions to the Valvoline 401(k) plan based on limitations under the Internal Revenue Code.

(d)	The amounts in this column represent the value of life insurance premiums paid on behalf of the NEOs. Through December 31, 2016, the named Executive Officers were eligible for company paid variable universal life policies. Beginning January 1, 2017, Valvoline no longer paid the premiums associated with these policies, and the NEOs were eligible to participate in the broad-based non- discriminatory group term life policy under the same terms as other Valvoline employees. For Mr. Mitchell, this includes $687 in spousal travel expenses.

2018 PROXY STATEMENT 51

Grants of Plan-Based Awards for Fiscal 2017

The following table sets forth certain information regarding the annual and long-term incentive awards, SARs and RSUs awarded during fiscal 2017 to each of the Valvoline Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)	Awards ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
S.J. Mitchell		190,000	950,000	1,425,000
	11/16/16				5,952	31,744	79,361				715,835
	11/16/16							15,872			359,505
	11/16/16								101,958	20.29	613,787
M.E. Meixelsperger		80,250	401,250	601,875
	11/16/16				3,178	16,948	42,371				382,183
	11/16/16							8,609			194,986
	11/16/16								54,611	20.29	328,758
	09/14/17							12,500			283,625
J.M. O’Daniel		38,000	190,000	285,000
	11/16/16				1,211	6,456	16,141				145,593
	11/16/16							3,228			73,120
	11/16/16								20,983	20.29	126,318
	09/14/17							12,500			283,625
C.A. Moughler		35,000	175,000	262,500
	11/16/16				757	4,035	10,088				90,996
	11/16/16							2,152			48,746
	11/16/16								12,912	20.29	77,730
	09/14/17							12,500			283,625
A.R. Puckett		31,000	155,000	232,500
	11/16/16				706	3,766	9,416				84,930
	11/16/16							1,883			42,653
	11/16/16								11,298	20.29	68,014
	09/14/17							12,500			283,625

(1)	The dollar amounts in these columns represent the potential annual incentive payouts for fiscal 2017. The actual dollar amounts earned were paid in December 2017 and are included in column (g) in the fiscal 2017 row of the Summary Compensation Table.

(2)	The amounts in these columns represent potential payments for the fiscal 2017-2019 PSU performance period. The amounts in column (f) represent the minimum payout assuming the application of a negative 25% TSR modifier to threshold performance.

(3)	RSU awards made on November 16, 2016, vest one-third on each anniversary following the grant date. RSU awards made on September 14, 2017 vest in full on September 14, 2020.

(4)	The amounts in column (j) represent the number of shares of Valvoline common stock that may be issued to the NEOs upon exercise of SARs originally granted under Ashland incentive plans and converted to Valvoline denominated awards upon Valvoline’s final Separation from Ashland.

(5)	The dollar amounts in column (l) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PSUs at target (ii) valuation of all SARs using the Black-Scholes valuation model, (iii) the post-conversion grant date fair value of RSUs, and (iv) the grant date fair value of RSUs using the closing price of Valvoline common stock of $22.69 on September 14, 2017.

52	2018 PROXY STATEMENT

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table sets forth certain information regarding SARs, PSUs restricted shares and RSUs held by each of the Valvoline Named Executive Officers as of September 30, 2017.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
S.J. Mitchell	11/16/16	—	101,958		20.29	12/16/2026
	11/18/15	23,001	23,001		20.80	12/18/2025
	11/12/14	23,808	7,936		20.99	12/12/2024
	11/13/13	33,358			16.67	12/13/2023
	11/14/12	61,874			13.08	12/14/2022
	12/02/11	52,189			10.33	01/02/2022
	11/17/10	50,037			9.64	12/17/2020
							125,452	2,941,848
									31,744	744,405
M.E. Meixelsperger	11/16/16	—	54,611		20.29	12/16/2026
							45,753	1,072,897
									16,948	397,436
J.M. O’Daniel	11/16/16	—	20,983		20.29	12/16/2026
	11/18/15	2,555	2,556		20.80	12/18/2025
	11/12/14	3,023	1,012		20.99	12/12/2024
	11/13/13	4,304	—		16.67	12/13/2023
							18,276	428,575
									6,456	151,404
C.A. Moughler	11/16/16	—	12,912		20.29	12/16/2026
	11/18/15	4,842	4,842		20.80	12/18/2025
	11/12/14	5,847	1,954		20.99	12/12/2024
	11/13/13	8,070	—		16.67	12/13/2023
	11/14/12	5,649	—		13.08	12/14/2022
	12/02/11	6,456	—		10.33	01/02/2022
							23,200	544,046
									4,035	94,628
A.R. Puckett	11/16/16	—	11,298		20.29	12/16/2026
	11/18/15	4,842	4,842		20.80	12/18/2025
	11/12/14	5,847	1,954		20.99	12/12/2024
	11/13/13	8,070	—		16.67	12/13/2023
	11/14/12	8,339	—		13.08	12/14/2022
	12/02/11	7,263	—		10.33	01/02/2022
	11/17/10	3,362	—		9.64	12/17/2020
							22,928	537,668
									3,766	88,319

(1)	The numbers in columns (b) and (c) relate to SARs, 50% of which vest on the first anniversary of the grant date and 25% of which vest on each of the second and third anniversaries of the grant date.

2018 PROXY STATEMENT 53

(2)	The numbers in column (g) and the dollar values in column (h) represent unvested restricted shares and RSUs, including time-based RSUs received based on final performance under both the fiscal 2015-2017 PSUs and the 2016-2018 PSUs. The time-based awards received from the 2015-2017 PSUs vest in November 2017. The time-based awards associated with the 2016-2018 PSUs and the EPIRP award vest in November 2018. Specifically, for:

(i)	Mr. Mitchell, the amounts in columns (g) and (h) include the following: 2,614 restricted shares remaining from an award granted on November 12, 2014 and vesting on November 12, 2017; 15,864 time-based RSUs resulting from the conversion of 15-17 PSUs and vesting on November 12, 2017; 44,284 restricted shares awarded on July 15, 2015 and on vesting July 15, 2018; 6,088 RSUs awarded on November 18, 2015 and vesting in equal installments on each of the first three anniversaries of the grant date; 11,472 time-based RSUs resulting from the conversion of 16-18 PSUs and vesting on November 18, 2018; 29,083 restricted shares resulting from the conversion of Mr. Mitchell’s EPIRP award originally granted on November 18, 2015 and vesting on November 18, 2018; and 16,047 RSUs awarded on November 16, 2016 and vesting in equal installments on each of the first three anniversaries of the grant date;

(ii)	Ms. Meixelsperger the amounts in columns (g) and (h) include the following: 24,549 restricted shares granted on June 20, 2016 and vesting one-third on June 20, 2018 and two-thirds on June 20, 2019; 8,704 RSUs awarded on November 16, 2016 and vesting in equal installments on each of the first three anniversaries of the grant date; and 12,500 RSUs awarded on September 14, 2017 and cliff vesting on September 14, 2020;

(iii)	Ms. O’Daniel the amounts in columns (g) and (h) include the following: 360 restricted shares remaining from award granted November 12, 2014 and vesting November 12, 2017; 739 RSUs awarded on November 18, 2015 and vesting in equal installments on each of the first three anniversaries of the grant date; 1,413 time-based RSUs resulting from the conversion of 16-18 PSUs and vesting on November 18, 2018; 3,264 RSUs awarded on November 16, 2016 and vesting in equal installments on each of the first three anniversaries of the grant date; and 12,500 RSUs awarded on September 14, 2017 and cliff vesting on September 14, 2020;

(iv)	Mr. Moughler, the amounts in columns (g) and (h) include the following: 642 restricted shares remaining from an award granted on November 12, 2014 and vesting on November 12, 2017; 4,113 time-based RSUs resulting from the conversion of 15-17 PSUs and vesting on November 12, 2017; 1,298 RSUs awarded on November 18, 2015 and vesting in equal installments on each of the first three anniversaries of the grant date; 2,471 time-based RSUs resulting from the conversion of 16-18 PSUs and vesting on November 18, 2018; 2,176 RSUs awarded on November 16, 2016 and vesting in equal installments on each of the first three anniversaries of the grant date; and 12,500 RSUs awarded on September 14, 2017 and cliff vesting on September 14, 2020; and

(v)	Mr. Puckett the amounts in columns (g) and (h) include the following: 642 restricted shares remaining from an award granted on November 12, 2014 and vesting on November 12, 2017; 4,113 time-based RSUs resulting from the conversion of 15-17 PSUs and vesting on November 12, 2017; 1,298 RSUs awarded on November 18, 2015 and vesting in equal installments on each of the first three anniversaries of the grant date; 2,471 time-based RSUs resulting from the conversion of 16-18 PSUs and vesting on November 18, 2018; 1,904 RSUs awarded on November 16, 2016 and vesting in equal installments on each of the first three anniversaries of the grant date; and 12,500 RSUs awarded on September 14, 2017 and cliff vesting on September 14, 2020

(3)	The numbers in column (i) represent the estimated PSUs granted for the 2017-2019 performance period assuming target performance goals are achieved. The dollar amounts in column (j) correspond to the units identified in column (i). The dollar value is computed by converting the units to shares of Valvoline common stock on a one-for-one basis. The number of shares is then multiplied by the closing price of Valvoline common stock of $23.45 as reported on the NYSE on September 29, 2017.

Option Exercises and Stock Vested for Fiscal 2017

The following table sets forth certain information regarding the value realized by each Valvoline Named Executive Officer during fiscal 2017 upon the exercise of SARs and the vesting of PSUs, restricted shares and RSUs.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)(3)	Value Realized on Vesting(2)(3)
	(#)	($)	(#)	($)
	(b)	(c)	(d)	(e)
S.J. Mitchell	66,178	586,337	29,767	604,091
M.E. Meixelsperger	—	—	—	—
J.M. O’Daniel	5,923	42,586	1,085	22,029
C.A. Moughler	—	—	7,103	144,109
A.R. Puckett	—	—	7,103	144,109

(1)	The amounts in column (b) represent the gross number of shares of Valvoline common stock acquired on exercise of SARs. For all exercises, the number of shares reflected represents the post-conversion number of shares denominated in Valvoline common stock, regardless of exercise date. The amounts in column (c) represent the value realized on exercise.

54	2018 PROXY STATEMENT

(2)	The amounts in column (d) include post-conversion number of shares denominated in Valvoline common stock received from settlement of the fiscal 2014-2016 PSUs. The dollar amounts in column (e) includes the value of the fiscal 2014-2016 PSUs the date performance was certified based on a Valvoline common share price of $20.29.

(3)	The amounts in column (d) also include the following number of shares received from the vesting of restricted shares and RSUs (denominated in post-conversion Valvoline units) that occurred during fiscal 2017

(i)	Mr. Mitchell received 5,740 shares on November 14, 2016, with the value included in column (e) using a price per share of $20.12 and 2,984 shares on November 18, 2016, with the value included in column (e) using a price per share of $20.66.

(ii)	Ms. O’Daniel received 725 shares on November 14, 2016, with the value included in column (e) using a price per share of $20.12 and 360 shares on November 18, 2016, with the value included in column (e) using a price per share of $20.66.

(iii)	Mr. Moughler received 1,376 shares on November 14, 2016, with the value included in column (e) using a price per share of $20.12 and 626 shares on November 18, 2016, with the value included in column (e) using a price per share of $20.66.

(iv)	Mr. Puckett received 1,376 shares on November 14, 2016, with the value included in column (e) using a price per share of $20.12 and 626 shares on November 18, 2016, with the value included in column (e) using a price per share of $20.66

Pension Benefits for Fiscal 2017

The following table shows the actuarial present value of the Valvoline Named Executive Officers’ (other than Ms. Meixelsperger) accumulated benefits under each of Valvoline’s qualified and non-qualified pension plans, calculated as of September 30, 2017. Ms. Meixelsperger is not eligible to participate in the qualified and non-qualified pension plans.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service(2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
S.J. Mitchell	Ashland Hercules Pension Plan	18 years 5 months	234,883

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	18 years 5 months	86,786

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	19 years 5 months	4,191,193
J.M. O’Daniel	Ashland Hercules Pension Plan	8 year 2 months	23,771
C.A. Moughler	Ashland Hercules Pension Plan	27 year 6 months	1,444,271

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	27 year 6 months	73,653

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	872,047
A.R. Puckett	Ashland Hercules Pension Plan	29 years	1,070,476

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	29 years	79,831

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	815,107

(1)	The Ashland Hercules Pension Plan (the “Pension Plan”) is a tax-qualified plan under Section 401(a) of the Code. The Ashland Inc. Nonqualified Excess Benefit Pension Plan (the “Excess Plan”) is a non-qualified plan that is coordinated with the tax-qualified plan. The Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below.

(2)	The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plan is measured from the date the NEO began participating in the Pension Plan.

2018 PROXY STATEMENT 55

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2017, based on the earliest age a participant could receive an unreduced benefit under the qualified Pension Plan and the Excess Plan because his or her qualified Pension Plan benefits are calculated under the cash balance pension formula.

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the Pension Benefits table for the SERP benefit for applicable Valvoline Named Executive Officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the “Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP)” section below.

Under the SERP, the earliest age a Valvoline named executive officer could receive a benefit is the earlier of age 55 or when the sum of the officer’s age and service equals at least 80, provided that the officer has at least 20 years of service under the plan.

Post-Employment Obligations Following Separation

In conjunction with the Separation of Valvoline from Ashland, sponsorship of several qualified and non-qualified plans previously sponsored by Ashland were transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under these plans were frozen with regard to future accruals. The Ashland Hercules Pension Plan, the Ashland Inc. nonqualified Excess Benefit Pension Plan, and the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees are discussed below based on the fact that each of the Valvoline Named Executive Officers, other than Ms. Meixelsperger, were participants in, and accumulated additional benefits under these plans during fiscal 2017.

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account. Benefit accruals were frozen effective as of September 30, 2016.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the “—Traditional Benefit/Annuity Formula” section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits (see the description in the “—Retirement Growth Account Benefit/Cash Balance Formula” section below). In general, participants who were actively employed by Ashland on June 30, 2003, with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election.

The Pension Plan operated in conjunction with the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”) for eligible participants. The LESOP transferred to Valvoline upon separation from Ashland. Effective May 1, 2017, Valvoline merged the LESOP into the Valvoline Inc. 401(k) Plan. Provisions for coordination with the Pension Plan remained unchanged.

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum amount allowed under Code Section 401(a)(17). For all other participants, compensation includes bonus amounts. This applies to both the annuity formula and the cash balance formula.

The final average compensation formula is the average for a 48-consecutive month period producing the highest average for the last 120 months of credited service. For participants who were employees of Hercules prior to the acquisition, the final average compensation is the average for the 60-consecutive month period producing the highest average for the last 120 months of credited service.

56	2018 PROXY STATEMENT

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

×

(years of credited service, which means years as a participant in the plan up to a maximum of 35 years)

For participants who were employees of Hercules prior to the acquisition, the annual annuity benefit formula is:

(1.2% x final average compensation up to $53,400) + (1.6% x final average compensation exceeding $53,400)

×

(years of credited service)

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Retirement Growth Account Benefit/Cash Balance Formula

Under this formula, contribution credits are accumulated in a notional account. Interest credits are allocated to each participant’s account monthly. The interest rate is from a minimum of 4.0% to a maximum of 7.0% and is set at the beginning of each plan year. The interest rate for fiscal 2016 was 4.25%.

The accrued benefit under this formula is the balance in the retirement growth account. The benefit is payable in the same forms that apply to the annuity benefit formula or may be paid as a single lump sum.

The normal retirement age under the retirement growth account formula is also age 65. The earliest that a participant can receive an unreduced benefit is at age 55 with at least five years of service.

Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”) and Non-Qualified Defined Contribution Plan (“NQDC Plan”)

The Excess Plan is an unfunded, non-qualified plan providing a benefit payable, based on the applicable Named Executive Officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

The Excess Plan covers employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan were limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plan For purposes of computing the Excess Plan benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plan.

The benefit under the Excess Plan is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. A benefit payable to certain highly compensated participants cannot be paid for six months following separation from service. Messrs. Mitchell, Moughler and Puckett participate in the Excess Plan. The Excess Plan was frozen effective September 30, 2016, in conjunction with the freezing of the Pension Plan.

The NQDC Plan is an unfunded, non-qualified plan that provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. The account balance may be invested in the mutual funds available in the Employees’ Deferral Plan (see “—Employee Deferral Plans”

2018 PROXY STATEMENT 57

section below). The benefit payable under the NQDC Plan will be made in installments or as a lump sum based on a participant’s distribution election. Named Executive Officers and certain other highly compensated participants are subject to a six-month delay on distributions on account of their separation from service.

Supplemental Early Retirement Plan for Certain Employees (“SERP”)

The SERP is an unfunded, non-qualified plan allowing designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. The SERP is a supplemental retirement arrangement for a select group of management participating in the SERP as of December 31, 2010. Beginning January 1, 2011, the eligibility for this program was restricted to employees with a traditional Pension Plan benefit who were subsequently promoted into an executive level position, on or after January 1, 2011. On November 18, 2015, the SERP was closed to all new participants.

In conjunction with the Separation of Valvoline from Ashland, sponsorship of the SERP was transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under the SERP were frozen with regard to future accruals. The final average compensation used in determining the value of a participant’s benefit was fixed as of this date. Final average bonus as defined under the plan will include fiscal 2016 annual incentive payments made in December 2016.

The SERP benefit formula covering the applicable Named Executive Officers and certain other designated executive level participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula for participants as of December 30, 2010, is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average. For Participants who became eligible on or after January 1, 2011, final average compensation is total compensation for the 60 months out of the 120 months before retirement that produces the highest average.

The applicable Named Executive Officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	the participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan); and

•	the participant’s Excess Plan benefit.

SERP benefits become vested upon attaining three years of service. Messrs. Mitchell, Moughler and Mr. Puckett are vested in the SERP. Mses. Meixelsperger and O’Daniel are not eligible to participate in the SERP.

The SERP benefit is payable in a lump sum and may be transferred to the Employees’ Deferral Plan. Distributions to the Named Executive Officers and certain other highly compensated participants are subject to a six-month delay after separation from service.

58	2018 PROXY STATEMENT

Non-Qualified Deferred Compensation for Fiscal 2017

The following table sets forth certain information for each of the Valvoline Named Executive Officers regarding non-qualified deferred compensation for fiscal 2017.

Name (a)	Executive Contributions in Last FY(1) ($) (b)	Registrant Contributions in Last FY(2) ($) (c)	Aggregate Earnings/ (Investment Change) in Last FY(3) ($) (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2017 ($) (f)
S.J. Mitchell	63,942	3,659	700,805		7,974,820
M.E. Meixelsperger		10,209	881		11,090
J.M. O’Daniel		4,758	243		19,286
C.A. Moughler	48,288	335	87,417	(4,074)	709,846
A.R. Puckett	85,255		129,261		875,414

(1)	The values in column (b) relate to the deferral of a portion of compensation in fiscal 2017 and are included in the Summary Compensation Table.

(2)	The values in column (c) relate to a contribution equivalent to the company match and supplemental company contributions on annual incentive compensation and base pay in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan. This amount is reported in column (i) of the Summary Compensation Table (inclusive of taxes). For Messrs. Mitchell and Moughler, these values include discretionary company contributions in the amount of $3,659 and $335, respectively.

(3)	Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the Summary Compensation Table in this Proxy Statement.

Employee Deferral Plans

In September 2016, our Board approved the Valvoline Inc. 2016 Deferred Compensation Plan for Employees (the “Valvoline Employee Deferral Plan”), which is described below.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Valvoline common stock fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. New investments in Valvoline common stock units must remain so invested and must be distributed as Valvoline common stock. In all other events, participants may freely elect to change their investments. Withdrawals are allowed for an unforeseeable emergency (lump sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as a lump sum or installments per election) and at a specified time (paid as a lump sum).

2018 PROXY STATEMENT 59

Potential Payments Upon Termination or Change in Control for Fiscal 2017 Table

The following table summarizes the estimated amounts payable to each Valvoline Named Executive Officer in the event of a termination from employment or change in control of Valvoline as of September 30, 2017. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each Valvoline Named Executive Officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2017, the last day of fiscal 2017. The equity incentive-based components are based on the closing price of Valvoline’s common stock as of September 29, 2017 ($23.45). Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a Valvoline named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability(6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement(8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason (10) ($) (g)
S. J. Mitchell
Cash severance	2,041,587					5,841,587
Accelerated SARs (1)					19,523	402,662
RS / RSUs					61,298	1,618,822
Performance-Restricted Stock (9)	681,996	681,996				681,996
PSUs (2)		889,164		889,164	372,011	1,385,434
Incentive compensation (3)	914,945	914,945		914,945	914,945	950,000
Welfare benefit	26,354					42,825
Outplacement	25,000					142,500
Financial planning						15,000
280G excise tax gross-up (4)
Present value of retirement benefits (5)
Total	$3,689,882	$2,486,105		$1,804,109	$1,367,777	$11,080,826
M.E. Meixelsperger
Cash severance	837,481					1,907,481
Accelerated SARs (1)						172,571
RS / RSUs						1,072,897
PSUs (2)		132,479				397,436
Incentive compensation (3)	386,444	386,444			386,444	401,250
Welfare benefit	19,765					26,354
Outplacement	25,000					25,000
Financial planning
280G excise tax gross-up (4)
Present value of retirement benefits (5)
Total	$1,268,690	$518,923			$386,444	$4,002,989

60	2018 PROXY STATEMENT

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability(6) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (7) ($) (d)	Retirement(8) ($) (e)	Change in Control without Termination (9) ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason (10) ($) (g)
J.M. O’Daniel
Cash severance (10)	783,885					1,353,885
Accelerated SARs (1)					2,490	75,569
RS / RSUs					8,442	395,440
PSUs (2)		83,603				184,539
Incentive compensation (3)	182,989	182,989			182,989	190,000
Welfare benefit	12,495					16,660
Outplacement	25,000					25,000
Financial planning
280G excise tax gross-up (4)
Present value of retirement benefits (5)
Total	$1,004,369	$266,592			$193,921	$2,241,093
C.A. Moughler
Cash severance	576,827					1,101,827
Accelerated SARs (1)					4,807	58,440
RS / RSUs					15,055	389,651
PSUs (2)		185,937		185,937	96,450	249,022
Incentive compensation (3)	156,888	156,888		156,888	156,888	175,000
Welfare benefit	14,021					18,695
Outplacement	25,000					25,000
Financial planning
280G excise tax gross-up (4)
Present value of retirement benefits (5)
Total	$772,736	$342,825		$342,825	$273,200	$2,017,635
A.R. Puckett
Cash severance	508,519					973,519
Accelerated SARs (1)					4,807	53,340
RS / RSUs					15,055	383,273
PSUs (2)		183,835		183,835	96,450	242,714
Incentive compensation (3)	192,805	192,805		192,805	192,805	155,000
Welfare benefit	19,765					26,354
Outplacement	25,000					25,000
Financial planning
280G excise tax gross-up (4)
Present value of retirement benefits (5)
Total	$746,089	$376,640		$376,640	$309,117	$1,859,200

(1)	A change in control without termination results in unvested SARs becoming immediately vested for SARs granted prior to July 2015. Beginning in fiscal 2016, grants of SARs were made under double-trigger award agreements.

2018 PROXY STATEMENT 61

(2)	The PSU amounts identified in all of the columns except for column (g) are based on:
For 2017-2019 PSU awards: Pro-rata payments for the performance period at their respective targets. If one of the events represented by columns (b), (c) or (e) occurred, the pro-rata payments would be based on actual results, rather than target. Pursuant to the original terms of the award agreements, if the change in control occurs during the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested at target as of the date of the change in control (column (f)) and the remaining PSUs will be converted at target to time-based, stock-settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without “cause,” and not as a result of the participant’s disability or death, during the one-year period beginning on the date of the change in control (column (g)). If the change in control occurs after the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested as of the date of the change in control based on the performance goals through the date of the change in control and the remaining PSUs will be converted to time-based, stock-settled RSUs, and will continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without cause, and not as a result of the Participant’s disability or death, during the one-year period beginning on the date of the change in control.
For 2015-2017 and 2016-2018 PSU awards: The full value of the performance-affected 15-17 and 16-18 PSUs converted to time-based awards during fiscal 2017 and as discussed in the section entitled “Compensation Decisions for Fiscal 2017” reflected in column (c) to the extent the NEO received a grant and column (e) for participating NEOs eligible under the definition of Qualifying Termination (age 55 with 10 years of continuous service) under the terms of the 2016 Valvoline Inc. Incentive Plan.

The PSU amounts identified in column (g) are based on the full value of (i) the outstanding 17-19 PSUs at target, and (ii) the converted 15-17 and 16-18 PSUs (to the extent the NEO received a grant) each valued based on the closing price of Valvoline common shares as of September 29, 2017.

(3)	The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2017 annual incentive compensation based on actual results for the entire performance period. Upon a change in control, the performance period relating to any incentive award will be accelerated and payment will be made based upon achievement of the performance goals up to the date of the change in control. The amounts identified in the Incentive Compensation row of column (f) reflect this payment, based on actual results for the fiscal year.

(4)	Section 280G of the Code applies if there is a change in control of Valvoline, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount,” which equals the average W-2 income for the five-calendar-year period immediately preceding the change in control. If Section 280G applies, then the NEO is subject to an excise tax, under Section 4999(a) of the Code, equal to 20% of the amount of the parachute payments in excess of the base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, Valvoline is denied a federal income tax deduction for the excess parachute payments. Each of the NEOs is covered by a Change in Control Agreement that provides for a “best-after-tax” cutback in the event the NEO is subject excise tax based on an excess parachute payment following a change in control. No Valvoline employees, including the NEOs, have change-in-control agreements that include gross-up provisions.

(5)	The present value of each applicable NEO’s retirement benefits as of September 30, 2017 (absent a change in control), is set forth in the Pension Benefits table. The account balances in the Employees’ Deferral Plan for each NEO as of September 30, 2017 are identified in the Non-Qualified Deferred Compensation table.

(6)	For purposes of column (c), it is assumed that the NEO incurred a disabling event and termination on September 30, 2017. Subject to coordination with other income received while disabled, the Long-Term Disability Plan provides a benefit equal to 60% of base compensation. The compensation covered by the plan is limited in 2017 to $10,000 per month. If the NEO died, his beneficiaries would receive the same accelerated vesting of the PSUs as the NEO would in the event of disability.

(7)	Valvoline does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs solely as a result of a voluntary termination.

(8)	The values in this column represent benefits under the 2016 Valvoline Incentive Plan due upon a Qualifying Termination, defined as having reached age fifty-five (55) with ten years of continuous service at the time the NEO’s employment with the Company terminates. As of September 30, 2017, only Messrs. Mitchell, Moughler, and Puckett met these requirements.

(9)	Mr. Mitchell’s EPIRP award agreement contains change in control provisions governing the Executive Performance Incentive and Retention Program. If Mr. Mitchell terminates without “cause,” due to death or disability or, solely, after a change in control, for “good reason,” the award will vest in full.

(10)	The values in columns (b) and (g) include both severance payable under the Valvoline Severance Pay Plan and a retention bonus awarded to Ms. O’Daniel prior to Valvoline’s separation from Ashland.

62	2018 PROXY STATEMENT

Severance Pay Plan

The Valvoline Named Executive Officers are covered by the Valvoline Severance Pay Plan, which provides benefits in the event of a covered termination from employment in the absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, termination by a participant for Good Reason (as defined in the plan), or other termination at Valvoline’s initiative for which Valvoline elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation). In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment and the termination.

The benefit payable under the Severance Pay Plan to the Valvoline Named Executive Officers is 78 weeks of base pay, except for Mr. Mitchell, whose benefit is 104 weeks of base pay. Payments will be made in bi-weekly increments over the severance period in accordance with the Company’s regular payroll. Any executive who receives benefits under the plan is also entitled to continued coverage under the Company’s group health plans via company-paid COBRA during the severance period.

Executive Change in Control Agreements

Mr. Mitchell has a change in control agreement, effective May 15, 2017. If, within two years after a Change in Control (as defined in the agreement), Mr. Mitchell’s employment is terminated as a result of a Qualifying Termination (as defined in the agreement) he would be entitled to the following payments and benefits:

•	payment of three times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•	continued participation in Valvoline’s medical, dental and group life plans through December 31 of the third calendar year following the calendar year in which he was terminated;

•	full payment at target in cash of any outstanding PSUs as of his termination (less any amounts already paid with regard to the PSUs because of the change in control);

•	payment in cash of all prior existing incentive compensation not already paid and pro-rata payment of any incentive compensation for the fiscal year in which he terminates at target level;

•	outplacement services and financial planning services for one year after termination;

•	payment of all unused, earned and accrued vacation in a lump sum in the seventh month following termination; and

•	immediate vesting of all outstanding restricted shares, RSUs, SARs and stock options.

As a condition to receiving the benefits and compensation payable under the agreement, Mr. Mitchell has agreed for a period of 36 months following a Qualifying Termination, absent prior written consent of Valvoline’s General Counsel, to refrain from engaging in competitive activity against Valvoline; and to refrain from soliciting persons working for Valvoline, soliciting customers of Valvoline or otherwise interfering with Valvoline’s business relationships. Pursuant to the agreement, Mr. Mitchell has also agreed not to disclose confidential information. If Mr. Mitchell breaches the agreement, Valvoline has the right to recover benefits that have been paid to him. Finally, Mr. Mitchell may recover legal fees and expenses incurred as a result of Valvoline’s unsuccessful legal challenge to the agreement or Mr. Mitchell’s interpretation of the agreement.

Mr. Mitchell’s change in control agreement excludes all excise tax “gross-up” provisions and instead provides for a “best-after-tax” cutback.

2018 PROXY STATEMENT 63

Each of the other Valvoline Named Executive Officers entered into change in control agreements, effective May 15, 2017. In the event of a Qualifying Termination (as defined within the agreements) within two years following a Change in Control (as defined within the agreements), these benefits would include:

•	payment of two times the sum of the NEO’s annual base salary and target annual bonus

•	continued participation in Valvoline’s group health plans during the 24-month period immediately following a Qualifying Termination;

•	payment in cash of all prior existing incentive compensation not already paid and pro-rata payment of any incentive compensation for the fiscal year in which the NEO terminates at target level;

•	outplacement services and financial planning services for two years after termination;

•	payment of all unused, earned and accrued vacation

As a condition to receiving the benefits and compensation payable under the agreements, the NEOs have agreed for a period of 24 months following a Qualifying Termination to refrain from engaging in competitive activity against Valvoline, including but not limited to solicitation of Valvoline employees and customers and non-disclosure of confidential information.

The potential payments and benefits referenced above are reflected in the “Potential Payments upon Termination or Change in Control for Fiscal 2017” section of this Proxy Statement.

64	2018 PROXY STATEMENT

Compensation of Directors

Fiscal 2017 Director Compensation Program

The following is a description of our director compensation program for eligible non-employee directors for fiscal 2017. Until Valvoline’s final separation from Ashland, Mr. Wulfsohn was not compensated for his service as a Valvoline director. Mr. Mitchell, Valvoline’s Chief Executive Officer, does not receive additional compensation for his service on the Board.

Annual Retainer

Valvoline’s non-employee director compensation program provides that each non-employee director receives an annual retainer of $100,000. In addition, the Chair of the Audit Committee receives an annual retainer of $20,000, and the Chairs of the Compensation and G&N Committees each receive an annual retainer of $15,000. Effective for fiscal 2018, the non-executive Chairman of the Board will receive an additional annual retainer of $40,000 for such services. Cash payments are made to each director on a quarterly basis.

Each non-employee director has the opportunity to participate in Valvoline’s 2016 Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferral Plan”). Under the Directors’ Deferral Plan, non-employee directors may elect to receive all or a portion of each retainer in cash or in shares of Common Stock. They may also elect to have all or a portion of each retainer deferred into the Directors’ Deferral Plan. The directors who make an election to defer part of any retainer may have the deferred amounts held as common stock units (share equivalents) in the hypothetical Common Stock fund or invested in the other available investment options within the Directors’ Deferral Plan. Payments from the Directors’ Deferral Plan may commence upon a Director’s separation from the Board. Plan Participants may elect to have the payout in a single lump sum or in installments not to exceed 15 years. Distributions for deferrals will be made pursuant to each director’s election and valued at the time of the distribution.

One-Time Equity Award

In connection with their election to the Board of Directors as the Company’s inaugural Board members, each non-employee director received a one-time grant of 4,937 restricted shares of Common Stock under the 2016 Incentive Plan on October 1, 2016, representing the number of shares of Common Stock equal to the value of 1,000 shares of Ashland common stock on the date of grant. The restricted shares may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors; (ii) death or disability of the director; (iii) any removal or involuntary separation following a change in control (as defined in the 2016 Incentive Plan); or (iv) voluntary early retirement to enter governmental service. The Compensation Committee has discretion to accelerate vesting of these restricted shares if the non-employee director leaves the Board of Directors for reasons other than those listed above. Effective for fiscal 2018, the Board, upon the recommendation of the independent compensation consultant, eliminated initial equity awards for new directors based upon market practices for director compensation.

Annual Equity Award

Under the Directors’ Deferral Plan, each non-employee director is also eligible to receive an annual award of deferred stock units. The number of deferred stock units to be granted to each non-employee director shall be determined by dividing $110,000 (pro-rated as applicable for less than a full-year of service) by the grant date value of a share of Common Stock. The deferred stock units vest one year after the date of grant or, if the director does not seek re-election as a director, upon the date of the annual shareholder meeting that precedes such one-year anniversary, in each case subject to the director’s continued service. Dividends are credited and reinvested in additional deferred stock units. The deferred stock units immediately vest upon a director’s termination of service on or after a change in control (as defined in the Directors’ Deferral Plan) of Valvoline. Any vested deferred stock units will be paid in cash or shares of Common Stock at the time specified in the director’s election, or if no election is made, within 60 days after the director’s termination of service. Effective for fiscal 2018, each director will have the option to have his or her annual deferred stock unit award distributed in shares of common stock upon vesting.

Stock Ownership Guidelines for Directors

The Board of Directors considers Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Valvoline’s future and aligns their interests

2018 PROXY STATEMENT 65

with those of Valvoline’s other shareholders. The Board has therefore established minimum stock ownership guidelines for non- employee directors which require each director to own Common Stock having a value of at least five times his or her base annual cash retainer. Each current non-employee director of Valvoline has five years from the year elected to reach this ownership level. As of September 30, 2017, Messrs. Kirk, Sonsteby, and Manager had achieved ownership in excess of the guideline for non-employee directors.

Director Compensation Table

The following table is a summary of compensation information for fiscal 2017, for Valvoline’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2) ($) (c)	Total ($) (d)
Richard J. Freeland	100,000	110,013	210,013
Stephen F. Kirk	115,000	110,013	225,013
Stephen E. Macadam	100,000	110,013	210,013
Vada O. Manager	115,000	110,013	225,013
Charles M. Sonsteby	120,000	110,013	230,013
Mary J. Twinem	100,000	110,013	210,013
William A. Wulfsohn (3)	37,637	—	37,637

(1)	The values reflected in column (b) include non-employee director retainers as well as retainers paid for service as a committee chair. For fiscal 2017, Messrs. Sonsteby, Manager, and Freeland and Ms. Twinem deferred all or portion of their retainers to the Directors’ Deferral Plan as follows: Mr. Sonsteby deferred $93,000; Mr. Manager deferred $11,500; Mr. Freeland deferred $50,000; and Ms. Twinem deferred $100,000. Mr. Freeland received $12,500 of his retainer in Valvoline common stock. Mr. Macadam received $25,000 of his retainer in common stock.

(2)	The values reflected in column (c) represent the grant date value of the FY17 annual deferred stock unit award made on January 24, 2017.

(3)	Mr. Wulfsohn became a non-employee director following the Stock Distribution on May 12, 2017, and his retainer was pro-rated for the remainder of the fiscal year. On November 15, 2017, after the end of the 2017 fiscal year, Mr. Wulfsohn received a pro-rated fiscal 2017 annual deferred stock unit award (3,513 deferred stock units) with a grant date value of $83,609.

The following table identifies the aggregate outstanding number of shares of restricted stock and unvested deferred stock units held by each non-employee director as of September 30, 2017.

Name	Shares of Restricted Valvoline Common Stock (#)	Unvested Deferred Stock Units(1) (#)
Richard J. Freeland	4,937	6,567
Stephen F. Kirk	4,937	6,567
Stephen E. Macadam	4,937	6,567
Vada O. Manager	4,937	6,567
Charles M. Sonsteby	4,937	6,567
Mary J. Twinem	4,937	6,567
William A. Wulfsohn	—	—

(1)	Includes credit for reinvested dividends allocated since grant date for all directors. The units vest one year after date of grant or upon the date of the next annual shareholder meeting, if earlier.

66	2018 PROXY STATEMENT

Audit Committee Matters

Policy on Pre-Approval of Audit Firm Services

The Audit Committee of our Board (the “Audit Committee”) has responsibility for appointing, determining compensation of and overseeing the work of the independent registered public accounting firm that audits our financial statements.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide audit and non-audit services. The Audit Committee must pre-approve all audit and non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other permissible non-audit services. In circumstances where the engagement of the independent registered public accounting firm to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services and fees is required by the Audit Committee Chair prior to the engagement of the independent registered public accounting firm for those services and must be presented to the Audit Committee at its next meeting. For each proposed service, the independent registered public accounting firm provides detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such service would impair the independence of the independent registered public accounting firm.

Professional services provided by EY as our independent registered accounting firm in fiscal 2017 were subject to pre-approval under the guidelines discussed above. Under these guidelines, prior to engagement, the Audit Committee pre-approved the audit and non-audit services to be rendered by EY in fiscal 2017, in each case, including all engagement fees and terms

Audit Committee Report

The Audit Committee is currently composed of three independent directors and operates under a written charter adopted by the Board. A copy of the Audit Committee’s charter may be obtained from the Company’s Investor Relations website at http://investors.valvoline.com. The Board, after reviewing the qualifications of the Audit Committee members and any relationships that such members may have with the Company that might affect their independence, determined that all current Audit Committee members—Messrs. Manager and Sonsteby and Ms. Twinem—are “independent” as that term is defined by Rule 10A-3 of the Exchange Act, the listing standards of the NYSE, and Valvoline’s Director Independence Standards. The Board also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules. A description of each Audit Committee member’s financial experience is contained in their biographies under Proposal One—Election of Directors.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process; the integrity of the Company’s systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditors’ qualifications and independence and the independent auditors’ audit of the Company’s financial statements and effectiveness of internal control over financial reporting; the Company’s risk management policies and processes; the Company’s ethical compliance programs, including the Company’s Codes of Business Conduct; the Company’s financial affairs; legal and regulatory compliance requirements; and the Company’s policies, programs and practices with respect to environmental, health and safety risks. The Audit Committee also oversees the Company’s enterprise risk management (“ERM”) program and has direct oversight over financial reporting and control and several other risks, noted below, within the ERM framework. In fiscal 2017, the Audit Committee met 11 times, including teleconferences to discuss and review Valvoline’s quarterly financial performance and associated news releases.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

2018 PROXY STATEMENT 67

EY, an independent registered public accounting firm, was engaged to audit Valvoline’s consolidated financial statements for fiscal 2017 and to issue an opinion on whether such statements present fairly, in all material respects, Valvoline’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Valvoline’s internal control over financial reporting. Prior to any engagement of EY by Valvoline, the engagement was preapproved in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Valvoline’s internal control over financial reporting and EY’s evaluation of Valvoline’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Valvoline’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee received and reviewed EY’s independence from management and Valvoline including the matters in the written disclosures regarding EY’s independence required by the PCAOB, and has discussed such matters with EY. The Audit Committee considered with EY whether the provision of non-audit services provided by them to the Company during 2017 was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Valvoline’s consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the SEC.

AUDIT COMMITTEE

Charles M. Sonsteby, Chair

Vada O. Manager

Mary J. Twinem

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Audit Committee Report by reference therein.

68	2018 PROXY STATEMENT

Miscellaneous

Stock Ownership Information

Stock Ownership of Directors, Director Nominees and Executive Officers

The following table presents, as of the Record Date, December 4, 2017, information relating to the beneficial ownership of Common Stock by (i) each of our current directors, (ii) each of our named executive officers and (iii) all of our current directors and executive officers as a group. The address of each person listed below is the address of the Company. A person is deemed to have beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Valvoline Common Stock Beneficially Owned	Percentage of Class*
Samuel J. Mitchell, Jr.	541,297	*	(1)(2)(3)
Mary E. Meixelsperger	58,091	*	(2)(3)
Julie M. O’Daniel	6,620	*	(2)
Craig A. Moughler	42,431	*	(1)(2)
Anthony R. Puckett	25,337	*	(1)(2)
Richard A. Freeland	12,085	*	(1)(3)
Stephen F. Kirk	36,066	*	(1)(3)
Stephen E. Macadam	17,522	*	(1)(3)
Vada O. Manager	154,125	*	(1)(3)
Charles M. Sonsteby	22,550	*	(1)(3)
Mary J. Twinem	16,504	*	(1)(3)
William A. Wulfsohn	157,124	*	(1)
All directors and executive officers as a group (18 people)	1,196,373	0.59%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

As of December 4, 2017, there were 201,836,337 shares of Valvoline Common Stock outstanding. Certain shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (e.g., upon exercise of an option) within 60 days of the date as of which the information is provided. Any such shares deemed to be beneficially owned are deemed to be outstanding shares for purposes of computing the percentage ownership of a person deemed to beneficially own such shares, but not for purposes of computing the percentage ownership of other persons.

(1)	Includes common stock units and/or restricted stock units (share equivalents) held by executive officers in the Valvoline Common Stock Fund under Valvoline’s non-qualified deferred compensation plan for employees and by directors under the Valvoline non-qualified deferred compensation plan for non-employee directors: as to Mr. Mitchell, 191,177 units; as to Mr. Moughler, 6,118 units; as to Mr. Puckett, 2,268 units; as to Mr. Freeland, 6,567 units; as to Mr. Kirk, 24,229 units; as to Mr. Macadam, 6,567 units; as to Mr. Manager, 148,619 units; as to Mr. Sonsteby, 10,613 units; as to Ms. Twinem, 6,567 units; as to Mr. Wulfsohn, 3,513 units; and as to all directors and executive officers as a group, 422,215 units.

(2)	Includes shares of Valvoline Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after December 4, 2017, through the exercise of stock appreciation rights (“SARs”): as to Mr. Mitchell, 117,991 shares; as to Ms. Meixelsperger, 4,627 shares; as to Ms. O’Daniel, 4,282 shares; as to Mr. Moughler, 12,186 shares; as to Mr. Puckett, 15,800 shares; and as to all directors and executive officers as a group, 182,122 shares. All SARs included in this table are reported on a net basis based on the closing price ($24.43) of Valvoline Common Stock as reported on the New York Stock Exchange (NYSE) Composite Tape on December 4, 2017. All SARs are stock settled and are not issued in tandem with a stock option.

(3)	Includes restricted shares of Valvoline Common Stock: as to Mr. Mitchell, 73,367 shares; as to Ms. Meixelsperger, 24,459 shares; as to each non-employee director, other than Mr. Wulfsohn, 4,937 shares; and as to all directors and executive officers as group, 127,538 shares.

2018 PROXY STATEMENT 69

Stock Ownership of Certain Beneficial Owners

The following table presents, as of December 4, 2017, information relating to the beneficial ownership of Common Stock by each person known by Valvoline to own more than 5% of the outstanding shares of Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class*
T. Rowe Price Associates, Inc.	26,982,848	13.37%
100 E. Pratt Street Baltimore, Maryland 21202

*	Based on 201,836,337 of Valvoline Common Stock outstanding as of December 4, 2017.

Based upon information contained in a Schedule 13G jointly filed by T. Rowe Price Associates, Inc., an investment adviser, and T. Rowe Price Mid-Cap Growth Fund, Inc., an investment company (collectively, “T. Rowe Price”) with the SEC on June 9, 2017, T. Rowe Price beneficially owned 26,982,848 shares of Valvoline Common Stock as of May 31, 2017, with sole voting power over 8,827,526 shares and sole dispositive power over 26,982,848 shares.

70	2018 PROXY STATEMENT

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans under which Valvoline Common Stock may be issued as of September 30, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,501,741	(1)	$17.42	(2)	5,499,828	(3)
Equity compensation plans not approved by stockholders	429,786	(4)	$—		1,568,615	(5)

(1)	This figure includes the following shares issuable under the 2016 Valvoline Inc. Incentive Plan: (a) 1,823,802 shares that could be issued upon the exercise of stock settled SARs (all of which were originally awarded by Ashland and assumed by Valvoline pursuant to the Employee Matters Agreements); (b) 578,630 shares that could be issued under restricted stock units (276,563 of which were originally awarded by Ashland and assumed by Valvoline pursuant to the Employee Matters Agreement); and (c) 99,309 shares that could be issued under earned long-term incentive plan awards for the 2015-2017 and 2016-2018 performance periods (all of which were originally awarded by Ashland and assumed by Valvoline pursuant to the Employee Matters Agreement).

(2)	The weighted-average exercise price excludes shares in Valvoline common stock that may be issued upon the settlement of restricted stock unit awards or long-term incentive plan awards. Also excluded are shares that may be issued pursuant to the deferred compensation plans, as described in footnote 4 in this table.

(3)	This figure represents the shares available for issuance under the 2016 Valvoline Inc. Incentive Plan. Full value awards, which include all awards other than options and stock-settled SARs, reduce the available share reserve on a 4.5-to-1 basis.

(4)	This figure includes 203,161 shares that may be issued under the 2016 Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”) and 226,625 shares that may be issued under the 2016 Deferred Compensation Plan for Employees (the “Employee Plan”). Both plans are unfunded, nonqualified deferred compensation plans. Eligible Directors in the Director Plan may elect to defer all or a portion of their annual retainer and other fees in hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of its Common Stock for issuance under the Director Plan. The Employee Plan provides an opportunity for a select group of management and highly compensated employees to elect to defer up to 50% of their eligible base salary and up to 75% of their incentive compensation as a means of saving for retirement or other future purposes. Participants elect how to invest their account balances from a diverse set of hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of its Common Stock for issuance under the Employee Plan. Because these plans are not equity compensation plans as defined by the rules of NYSE, neither plan required approval by the Company’s stockholders.

(5)	This figure includes 795,240 shares available for issuance under the 2016 Deferred Compensation Plan for Non-Employee Directors and 773,375 shares available for issuance under the 2016 Deferred Compensation Plan for Employees.

Proxy Solicitation Costs

Valvoline is soliciting the proxies to which this Proxy Statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the Proxy Statement and any accompanying material, will be borne by Valvoline. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Valvoline, who will not be additionally compensated for such activity. Valvoline has arranged for the services of Georgeson to assist in the solicitation of proxies. Georgeson’s fees will be paid by Valvoline and are estimated to be $10,500, excluding out-of-pocket expenses.

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Shareholder Proposals for the 2019 Annual Meeting

Under our By-laws, shareholders must follow certain procedures to propose an item of business at an annual meeting. Pursuant to these procedures, the Company must be given advance written notice of such proposals, which must contain the information required by our By-laws with respect to the shareholder and the proposal and must be timely. To be timely, written notice must be received by our Corporate Secretary at our principal office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the Annual Meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made (such applicable notice deadline, the “By-law Notice Deadline”). Based on the January 31, 2018 date for our Annual Meeting, written notice of any shareholder proposal must be received no earlier than October 3, 2018, and no later than November 2, 2018, to be considered timely for our 2019 Annual Meeting of Shareholders, assuming our 2018 Annual Meeting will be held no more than 30 days before and no more than 60 days after January 31, 2019. The chairman of an annual meeting of shareholders may refuse to acknowledge the proposal of any person not made in compliance with our By-laws. A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, or may be obtained by written request to: Valvoline’s Corporate Secretary, 100 Valvoline Way, P.O. Box 55270, Lexington, KY 40555-1000.

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our Proxy Statement for the 2019 Annual Meeting, our Corporate Secretary must have received the proposal at our principal executive officers no later than August 17, 2018, which is 120 calendar days before the one-year anniversary of the mailing date of our Proxy Statement for the Annual Meeting. If we change the date of our 2019 Annual Meeting by more than 30 days from the one-year anniversary of the 2018 Annual Meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2019 Annual Meeting. Any such proposal must comply with all of the requirements of Exchange Act Rule 14a-8.

Shareholders should send all proposals for the 2019 Annual Meeting via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, P.O. Box 55270, Lexington, KY 40555-1000.

Other Matters

As of the date of this Proxy Statement, Valvoline does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the proxies named therein.

If you wish to vote by proxy, please do so by visiting the website listed on your proxy card, by calling the telephone number specified on your proxy card or by mailing a completed, signed and dated proxy card. You may also vote by attending the Annual Meeting and voting your shares in person. We appreciate your prompt attention to these matters, and your continued confidence in Valvoline.

Julie M. O’Daniel

Senior Vice President, General Counsel

and Corporate Secretary

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Appendix A Valvoline Inc. Employee Stock Purchase Plan

The Valvoline Inc. Employee Stock Purchase Plan was approved by the Board of Directors on November 14, 2017.

1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company’s intends for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the Plan will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.    Definitions.

(a)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(e)    “Committee” means the Compensation Committee of the Board.

(f)    “Common Stock” means the common stock of the Company.

(g)    “Company” means Valvoline Inc., a Kentucky corporation, or any successor thereto.

(h)    “Compensation” shall be defined from time to time by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by the Committee from time to time in its sole discretion, “Compensation” means the pre-tax regular base wages paid to such Eligible Employee by the Company or a Designated Company prior to reductions for pre-tax contributions made to plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code. Except as otherwise determined by the Committee, “Compensation” does not include: (1) any bonuses or commissions, (2) overtime pay, (3) any amounts contributed by the Company or a Designated Company to any pension plan, (4) any automobile or relocation allowances (or reimbursement for any such expenses), (5) any amounts realized from the exercise of any stock options or other equity incentive awards, (6) any amounts paid by the Company or a Designated Company for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (7) other similar forms of extraordinary compensation.

(i)    “Contributions” means the payroll deductions used to fund the exercise of options granted pursuant to the Plan.

(j)    “Designated Company” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. As of the Effective Date, the Company and the Subsidiaries listed on Exhibit A hereto are Designated Companies.

(k)    “Designated Percent” means the percentage of Fair Market Value determined by the Administrator for purposes of determining the Purchase Price.

(l)    “Effective Date” means the date that the Company’s stockholders approve the Plan.

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(m)    “Eligible Employee” means any individual who is an employee providing services to the Company or a Designated Company, unless any such employee is specifically excluded by the Administrator from participation. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(n)    “Employer” means the employer of the applicable Eligible Employee(s).

(o)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(p)    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the closing sales price for the Common Stock as quoted on the New York Stock Exchange on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with the above on the immediately preceding business day, unless otherwise determined by the Administrator.

(q)    “Holding Period” has the meaning set forth in Section 9(b) hereof.

(r)    “Maximum Share Amount” means the maximum number of Shares that a Participant may purchase on any given Purchase Date, as determined by the Committee in its sole discretion. Until specified otherwise by the Committee, the Maximum Share Amount shall be 1,500.

(s)    “New Purchase Date” means a new Purchase Date if the Administrator shortens any Offering Period then in progress.

(t)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period.

(u)    “Offering Date” means the first Trading Day of each Offering Period.

(v)    “Offering Periods” means the period of time during which offers to purchase Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform; provided that no Offering Period shall exceed twenty-seven (27) months in length. No voluntary payroll deductions shall be solicited until after the effective date of a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

(w)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)    “Participant” means an Eligible Employee that participates in the Plan.

(y)    “Plan” means this Valvoline Inc. Employee Stock Purchase Plan.

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(z)     “Purchase Date” means the last Trading Day of the Offering Period.

(aa)    “Purchase Price” means the Designated Percent of the Fair Market Value of a share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower. Unless otherwise determined by the Administrator, the Designated Percent for purposes of the foregoing sentence is eighty-five percent (85%). The Administrator may change the Designated Percent for any Offering Period but in no event shall the Designated Percent be less than eighty-five percent (85%).

(bb)    “Securities Act” means the Securities Act of 1933, as amended from time to time.

(cc)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd)    “Trading Day” means a day on which the New York Stock Exchange is open for trading.

(ee)    “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.    Eligibility.

(a)    Offering Periods. Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.    Offering Periods. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) without stockholder approval. Any such change shall be announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6.    Contributions.

(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

2018 PROXY STATEMENT A-3

(b)    Payroll deductions for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Purchase Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only.

(d)    A Participant may discontinue his or her participation in the Plan as provided in Section 10. A Participant may decrease (but not increase) the rate of his or her Contributions during an Offering Period by delivery of a subscription agreement to the Administrator or its designee; provided, however, that a Participant may make such a change only once per Offering Period. The change will become effective as soon as administratively practicable after receipt.

(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)    At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7.    Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated during such Offering Period prior to such Purchase Date and retained in the Eligible Employee’s account as of the Purchase Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)    Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than the Maximum Share Amount and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. No fractional shares of Common Stock will be purchased. Any Contributions accumulated in a Participant’s account which are not sufficient to

A-4	2018 PROXY STATEMENT

purchase a full share will be refunded to the Participant, without interest. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)    In the event that the number of shares of Common Stock to be purchased by all Participants in any Offering Period exceeds the number of shares of Common Stock then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Committee shall, in its sole discretion, determine to be equitable and (ii) all funds not used to purchase shares of Common Stock on the Purchase Date shall be returned, without interest to the Participants.

9.    Delivery; Holding Period.

(a)    As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

(b)    Unless otherwise determined by the Administrator, Participants are required to hold shares of Common Stock acquired under the Plan for the one-year period after the Purchase Date (the “Holding Period”). During the Holding Period, a Participant may not sell or transfer shares of Common Stock acquired under the Plan.

10.    Withdrawal.

(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)    A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.    Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan.

2018 PROXY STATEMENT A-5

12.    Interest. No interest will accrue on the Contributions of a Participant in the Plan.

13.    Stock. Subject to adjustment as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 2,000,000 shares of Common Stock.

14.    Administration. Unless otherwise designated by the Board, the Committee shall serve as the Administrator. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries as participating in the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan, establishment of bank or trust accounts to hold Contributions, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. With respect to employees of the Company or any entity that, directly or indirectly, is controlled by the Company, and any entity in which the Company has a significant equity interest, in either case as determined by the Committee, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such employees in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more plans or sub-plans to reflect such amended or varied provisions.

15.    Designation of Beneficiary.

(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

16.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to the Plan.

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18.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.    Adjustments; Dissolution or Liquidation; Corporate Transactions.

(a)    Adjustments. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding options then unexercised shall be exercisable, in the available shares set forth in Section 13, and in the Purchase Period limit under Section 7, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event; provided, however, that in no event shall any adjustment be made that would cause any option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Purchase Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)    Certain Corporate Transactions. In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Purchase Date on which such Offering Period shall end. The New Purchase Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.

(a)    The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate the outstanding Offering Period either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit the Offering Period to expire in accordance with its terms (and subject to any adjustment pursuant to Section 19). If the Offering Period is terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon) as soon as administratively practicable.

(b)    Without Participant consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution

2018 PROXY STATEMENT A-7

elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)    Without limiting the foregoing, in the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)	shortening any Offering Period by setting a New Purchase Date, including an Offering Period underway at the time of the Administrator action;

(iv)	reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v)	reducing the maximum number of Shares a Participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

A-8	2018 PROXY STATEMENT

24.    Term of Plan. The Plan will be effective as of the Effective Date and will continue in effect through the tenth (10th) anniversary thereof, unless sooner terminated under Section 20.

25.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Kentucky (except its choice-of-law provisions).

27.    No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary. Furthermore, the Company or a Subsidiary may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29.    Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

**************

2018 PROXY STATEMENT A-9

The foregoing is hereby acknowledged as being the Valvoline Inc. Employee Stock Purchase Plan as adopted and approved by the Board on November 14, 2017 and by the Company’s stockholders on January __, 2018.

VALVOLINE INC.

By:
Its:

A-10	2018 PROXY STATEMENT

EXHIBIT A

VALVOLINE INC.

EMPLOYEE STOCK PURCHASE PLAN

DESIGNATED COMPANIES

1.	Valvoline LLC

2018 PROXY STATEMENT A-11

EXHIBIT B

VALVOLINE INC.

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Reduction in Payroll Deduction Rate

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Valvoline Inc. Employee Stock Purchase Plan.

1.    I,                             , hereby elect to participate in the Valvoline Inc. Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of Common Stock in accordance with this Employee Stock Purchase Plan Subscription Agreement (the “Subscription Agreement”) and the Plan.

2.    I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3.    I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

4.    I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdrawal from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

5.    I hereby agree to be bound by the terms of the Plan and this Subscription Agreement. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee’s Tax ID Number:

I ACKNOWLEDGE AND UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT INCLUDING ITS APPENDICES AND MY PARTICIPATION IN THE PLAN WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS AFFIRMATIVELY TERMINATED BY ME.

Dated:

Signature of Employee:

A-12	2018 PROXY STATEMENT

C/O CORPORATE ELECTION SERVICES P.O. BOX 1150 PITTSBURGH PA 15230 VOTE BY TELEPHONE Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote. VOTE BY INTERNET Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote. VOTE BY MAIL Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683 Vote by Internet Access the Website and cast your vote: www.cesvote.com Vote by Mail Return your proxy in the postage-paid envelope provided Telephone and Internet access is available 24 hours a day, 7 days a week. In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on January 29, 2018 if you are voting shares attributable to your investment in the Valvoline Common Stock Funds as a participant in an employee savings plan sponsored by Valvoline Inc. or Ashland Global Holdings Inc. or by 6:00 a.m. Eastern Time on January 31, 2018 if you are a registered shareholder. Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing. VALVOLINE INC. PROXY This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on January 31, 2018. The undersigned hereby appoints Samuel J. Mitchell, Jr. and Julie M. O’Daniel, and each of them as proxies for the undersigned, with full power of substitution and power to act alone, to act and to vote all the shares of Valvoline Inc. Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 31, 2018, and at any adjournment or postponement thereof. Date: Shareholder Sign Here Shareholder (Joint Owner) Sign Here INSTRUCTIONS: Please sign exactly as your name appears on this proxy. If shares are held jointly, each shareholder should sign. When signing as an attorney, executor, administrator, or other fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown. Please sign, date, and return your proxy promptly in the enclosed envelope.

Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. VALVOLINE INC. PROXY If you do not provide voting instructions, your proxy will be voted FOR each of the Director nominees in proposal 1 and FOR proposals 2, 3 and 4. The Board of Directors recommends a vote FOR each of the Director nominees in proposal 1 and FOR proposals 2, 3 and 4. 1. Election of 7 Directors to serve until the following annual meeting of Valvoline’s shareholders and until their successors have been duly elected and qualified, as set forth in the Proxy Statement. Nominees: FOR AGAINST ABSTAIN 1. Richard J. Freeland 2. Stephen F. Kirk 3. Stephen E. Macadam 4. Vada O. Manager 5. Samuel J. Mitchell, Jr. 6. Charles M. Sonsteby 7. Mary J. Twinem 2. Ratification of the appointment of Ernst & Young LLP as Valvoline’s independent registered public accounting firm for fiscal 2018. 3. A non-binding advisory resolution approving Valvoline’s executive compensation, as set forth in the Proxy Statement. 4. Approval of the Valvoline Inc. Employee Stock Purchase Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be signed on the reverse side)